As filed with the Securities and Exchange Commission on September 4, 1997

                                                       Registration No. 33-38204
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                       POST-EFFECTIVE AMENDMENT NO. 13 ON
                                  FORM SB-2 TO
                             REGISTRATION STATEMENT
                                   ON FORM S-1
                                      Under
                           The Securities Act of 1933

                           --------------------------

                            BCAM INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

    New York                          8911                      13-3228375
(State or other           (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of            Classification Code Number)    Identification Number)
incorporation or
 organization)

                             1800 Walt Whitman Road
                            Melville, New York 11747
                                 (516) 752-3550
                              (516) 752-3558 (fax)
              (Address and telephone number of principal executive
                    offices and principal place of business)

        ----------------------------------------------------------------

                     Michael Strauss, Chairman of the Board
                            BCAM International, Inc.
                             1800 Walt Whitman Road
                            Melville, New York 11747
                                 (516) 752-3550
                              (516) 752-3558 (fax)
            (Name, address and telephone number of agent for service)

                   ------------------------------------------

                                   Copies to:

                            Norman M. Friedland, Esq.
                     Ruskin Moscou Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6600
                              (516) 663-6641 (fax)

                   ------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

====================================================================================================================
                                                         Proposed Maximum     Proposed Maximum
                                         Amount to be     Offering Price     Aggregate Offering       Amount of
 Title of Securities to be Registered     Registered        Per Share              Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Redeemable Class B Warrants (a)....        807,659             1.50              1,211,489             $367.12
--------------------------------------------------------------------------------------------------------------------
Redeemable Class E Warrants (a)....        491,588             1.25               614,485              $186.21
--------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
of Redeemable Class B Warrants (b)         969,191             (e)                  (e)                  (e)
--------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
of Redeemable Class E Warrants (c)         540,747             (f)                  (f)                  (f)
--------------------------------------------------------------------------------------------------------------------
Common Stock Issued in Connection
with Stock Options Issued to               875,000           1.00744              881,510              $267.12
Consultants ( d)
--------------------------------------------------------------------------------------------------------------------
Total Registration Fee..................................................................................$820.45(g)
--------------------------------------------------------------------------------------------------------------------

(a) 2,530,000 Redeemable Class B Warrants were issuable upon the exercise of 2,530,000 Redeemable Class A Warrants and 2,530,000 Redeemable Class E Warrants were registered by the original Registration Statement declared effective February 11, 1991 and by Amendment No. 3 (November 27, 1991) thereof. As of June 30, 1997, 807,659 Redeemable Class B Warrants and 491,588 Redeemable Class E Warrants remain outstanding.

(b) 2,783,000 shares of Common Stock issuable upon exercise of the Redeemable Class B Warrants were originally registered by the Original Registration Statement declared. As of June 30, 1997, 969,191 shares of Common Stock remain issuable upon the exercise of 807,659 Redeemable Class B Warrants that are outstanding.

(c) 2,783,000 shares of Common Stock issuable upon exercise of the Redeemable Class E Warrants and such shares were originally registered by the original Registration Statement declared effective February 11, 1991, and by
     Amendment No. 3 (November 27, 1991) thereof. Subsequent conversion of 1,717,000 Redeemable Class A Warrants into 1,717,000 Redeemable Class E Warrants per the Discounted Warrant plan provide the issuance of 1,888,700 shares of Common Stock upon the exercise of the Redeemable Class E Warrants. As of June 30, 1997, 540,747 shares of Common Stock remain issuable upon the exercise of 491,588 Redeemable Class E Warrants that are outstanding.

(d) 875,000 shares of Common Stock issuable upon the exercise of 875,000 options issued to consultants.

(e) Common Stock issuable upon exercise of the Redeemable Class B Warrants. No separate filing fee required.

(f) Common Stock issuable upon exercise of the Redeemable Class E Warrants. No separate filing fee required.

(g) Fees relating to items (a), (b), and (c) and to Common Stock issued in connection with January 15, 1997 and July 21, 1997 private placements were paid upon filing of the Registration Statement and the SB-2 Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            BCAM INTERNATIONAL, INC.

                             CROSS REFERENCE SHEET

Item Number                 Caption in Form SB-2                      Location in Prospectus
-----------                 --------------------                      ----------------------
     1.     Forepart of the Registration Statement and Outside     Cover of Prospectus
            Front Cover Page of Prospectus.....................

     2.     Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover
            Prospectus.........................................    Page of Prospectus

     3.     Summary Information and Risk Factors...............    Prospectus Summary; Risk Factors

     4.     Use of Proceeds....................................    Use of Proceeds; Agreements

     5.     Determination of Offering Price....................    Underwriter; Agreements

     6.     Dilution...........................................    Dilution

     7.     Selling Security Holders...........................    Not Applicable

     8.     Plan of Distribution...............................    Plan of Distribution

     9.     Legal Proceedings..................................    Business - Legal Proceedings

    10.     Directors, Executive Officers, Promoters and           Management
            Control Persons....................................

    11.     Security Ownership of Certain Beneficial Owners        Principal Stockholders
            and Management.....................................

    12.     Description of Securities..........................    Description of Securities

    13.     Interest of Named Experts and Counsel..............    Not Applicable

    14.     Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities.....    Not Applicable

    15.     Organization Within Last Five Years................    Business

    16.     Description of Business............................    Business

    17.     Management's Discussion and Analysis of Plan of        Management's Discussion and Analysis
            Operation..........................................

    18.     Description of Property............................    Business - Properties

    19.     Certain Relationships and Related Transactions.....    Certain Transactions

    20.     Market for Common Equity and Related Stockholder
            Matters............................................    Risk Factors

    21.     Executive Compensation.............................    Management - Executive Compensation

    22.     Financial Statements...............................    Financial Statements

    23.     Changes in and Disagreements With Accountants on
            Accounting and Financial Disclosures...............    Not Applicable

PROSPECTUS

                            BCAM INTERNATIONAL, INC.

       807,659 Redeemable Class B Warrants Expiring on January 18, 1998(a)

       491,588 Redeemable Class E Warrants Expiring on January 18, 1998(b)

            969,191 Shares of Common Stock Issuable Upon Exercise of
                         Redeemable Class B Warrants(c)

            540,747 Shares of Common Stock Issuable Upon Exercise of
                         Redeemable Class E Warrants(c)

            875,000 Shares of Common Stock Issuable upon the Exercise
                          of 875,000 Stock Options(d)

     (a) 807,659 Redeemable Class B Warrants expiring on January 18, 1998 were issued in December 1993, upon the exercise of Redeemable Class A Warrants that were issued and sold as part of the Company's initial public offering ("IPO") in January, 1990 (Registration No. 33-31282). The expiration date of the warrants was extended from January 17, 1997 to January 18, 1998 by unanimous resolution of the Board of Directors on December 20, 1996. Each Redeemable Class B Warrant currently entitles the registered holder thereof to purchase one and two-tenths (1.2) shares of Common Stock at an exercise price of $1.50 per share (subject to adjustment upon the occurrence of certain anti-dilution events). The Redeemable Class B Warrants are subject to redemption by the Company at $.05 per Warrant, on not less than 30 days' prior written notice if the average exercise price of the Common Stock exceeds the applicable average closing bid price for any period of 30 consecutive business days ending within 15 days prior to the date of the notice of the redemption.

     (b) 491,588 Redeemable Class E Warrants (initially registered by the Company in November, 1991 [Registration No. 33-38204, Post-Effective Registration No. 3]) were issued during a 70 day period ending February 19, 1992 (the "Special Class A Exercise Period") pursuant to a Discounted Warrant Plan which provided that a holder of a Redeemable Class A Warrant who exercised his right to purchase the Common Stock during the Special Class A Exercise Period would receive a Redeemable Class E Warrant. Each Redeemable Class E Warrant currently entitles the registered holder thereof to purchase one and one-tenth (1.1) shares of Common Stock at an exercise price of $1.25 per share (subject to adjustment upon the occurrence of certain anti-dilution events) until January 18, 1998. See "Description of Securities - Redeemable Class E Warrants). The Redeemable Class E Warrants are subject to redemption by the Company at $.05 per Warrant, on not less than 30 days' prior written notice if the average exercise price of the Common Stock exceeds the applicable average closing bid price for any period of 30 consecutive business days ending within 15 days prior to the date of the notice of the redemption

     (c) 969,191 shares of Common Stock that are issuable upon exercise of the Redeemable Class B Warrants and 540,747 shares of Common Stock that are issuable upon exercise of the Redeemable Class E Warrants.

     (d) The Company granted an aggregate of 875,000 options to several consultants and a former joint venture partner and will issue 875,000 shares of Common Stock upon the exercise of such options at the following exercise prices
(i) 300,000  stock  options at $1.0469 with an  expiration  date of May 7, 1999;
(ii) 100,000 stock options at $1.1719 with an expiration date of August 20, 2006; (iii) 100,000 stock options at $1.69 with an expiration date of July 21, 1999; (iv) 300,000 stock options at $.75 with an expiration date of May 7, 1999,
(v) 45,000 options at $.75 with an expiration date of May 7, 1999, (vi) 25,000 options at $.75 with an expiration of May 7, 1999, (vii) 5,000 options at $.75 with an expiration of May 7, 1999.

     The Company is not aware of any underwriting arrangements with respect to the sale of the securities to which this Prospectus relates. The Common Stock is traded from time to time on the Boston Stock Exchange and the Common Stock and the Redeemable Class B Warrants and the Redeemable Class E Warrants are traded in the NASDAQ Over-The-Counter market (Small Cap) at prices then prevailing.

     The Company will receive proceeds from any exercise of the options and the Warrants described (see "Use of Proceeds").

     The representative average of the high and low bid quotations of the Company's Common Stock on June 30, 1997, as reported on NASDAQ (symbol: BCAM), is $.78 per share. (See "Market for Company's Common Equity and Related Stockholder Matters").

     THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS AND DILUTION."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is September 4, 1997.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation or projections of future performance other than those contained in this Prospectus, and any such other information, projections or representation if given or made must not be relied upon as being authorized by the Company. The delivery of this Prospectus or any offer or sale hereunder at any time does not imply that the information herein is correct as of any time subsequent to the date hereof or that there has not been any change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2 under the 1933 Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, For further information with respect to the Company and the Company's Common Stock, reference is made to the Registration Statement and such exhibits. Statements in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits thereto and such reports and other information may be inspected by anyone without charge at the principal officer of the Commission at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661 and copies of all or any part of it may be obtained from the Commission upon payment of a prescribed fee. The Company's Class A Common Stock is quoted on the NASDAQ Stock Market and reports and other information concerning the Company may also be inspected and copied at the office of the NASDAQ Stock Market, Inc., NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information that may be obtained electronically by using the Commission's Web Site on the Internet at http://www.sec.gov.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information, financial statements and notes appearing elsewhere in this Prospectus. Each prospective investor is urged to reach this Prospectus in its entirety. Unless the context requires otherwise, all references to "BCAM" and the "Company" herein include its subsidiaries. This Prospectus contains forward-looking statements that involve risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate" and "expect" and other similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. As used in this Prospectus, "fiscal year" refers to the fiscal year ending December 31 of the specifically identified calendar year.

                                   THE COMPANY

     BCAM International, Inc. (the "Company") is a software technology company, specializing in ergonomic (human factor) solutions for major corporations, individuals, and government. Recently, the Company completed its restructuring by focusing on (i) accelerating the development and commercialization of the Company's Intelligent Surface Technology ("IST"), (ii) continuing its development of proprietary software, which consists of the intelligent part of "IST", MQPro(TM) (formerly Mannequin(R)), and the EARLY(R) process, (iii) building its ergonomic consulting services business, which consists of Ergonomic Product Assessment and Redesign, and Ergonomic Workplace Assessment and (iv) emphasizing a strategy of broadening and strengthening business relationships such as joint ventures, partnerships, licenses and other alliances. The Company continues to believe that its ergonomic consulting services have been and continue to be the engine that drives new product ideas and with it, the potential of royalty income, as well as new product and service offerings.

--------------------------------------------------------------------------------

                                    THE OFFER

Securities Offered..................... 807,659 Redeemable Class B Warrants and
                                        969,191 shares of Common Stock issuable
                                        upon exercise of Redeemable Class B
                                        Warrants;

                                        491,588 Redeemable Class E Warrants and
                                        540,747 shares of Common Stock issuable
                                        upon exercise of Redeemable Class E
                                        Warrants;

                                        875,000 shares of Common Stock issuable
                                        upon the exercise of 875,000 stock
                                        options by consultants and a former
                                        joint venture partner.

                                        Each Redeemable Class B Warrant may be
                                        exercised until January 18, 1998 to
                                        purchase one and two-tenths (1.2) shares of Common Stock at $1.50 per share until January 18, 1998. Each Redeemable Class E Warrant may be exercised until January 18, 1998 to purchase one and one-tenth (1.1) shares of Common Stock at a price of $1.25. See "Description of Securities
                                        - Warrants" and "Recent Events -
                                        Discounted Warrant Plan." Stock options
                                        may be exercised as follows: (i) 300,000 stock options at $1.0469 until May 7, 1999; (ii) 100,000 stock options at $1.1719 until August 20, 2006; (iii)
                                        100,000 stock options at $1.69 until
                                        July 21, 1999; (iv) 300,000 stock
                                        options at .75 until May 7, 1999, (v)
                                        45,000 options at $.75 until May 7,
                                        1999, (vi) 25,000 options at $.75 until
                                        May 7, 1999, and (vii)5,000 options at
                                        $.75 until May 7, 1999.

Shares of Common Stock Outstanding
Before Offering........................ 15,954,733 (1)

Shares of Stock Outstanding After
Offering............................... 18,339,671 (1)

Use of Proceeds........................ For general working capital purposes.
                                        (See "Use of Proceeds")

Risk Factors .......................... Investment in the securities offered hereby involves a high degree of risk
                                        and immediate and substantial dilution.
                                        See "Risk Factors" and "Dilution."

NASDAQ Symbols......................... Common Stock - BCAM
                                        Redeemable Class B Warrants - BCAML
                                        Redeemable Class E Warrants - BCAMZ

Boston Stock Exchange Symbol........... Common Stock - BAM

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Does not include (i) shares of Common Stock issuable under options to acquire an aggregate of 432,000 shares (net of cancellations and exercises), issued under the Company's 1989 Stock Option Plan, as amended (the "1989 Plan"), (ii) shares of Common Stock issuable upon the exercise of options granted to non-management directors under the Company's 1989 Non-Statutory Stock Option Plan (the "Non-Statutory Plan"), under which options to acquire an aggregate of 100,000 shares (net of cancellations and exercises) have been granted, (iii) 2,000,000 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan"), under which options to acquire an aggregate of 1,760,500 shares (net of cancellations and exercises) have been granted and (iv) 2,200,000 shares that have been granted to Directors and Officers, subject to shareholder approval. See (A) "Management - Stock Option Plans", "Management - Director Compensation", and "Principal Stockholders-Security Ownership of Certain Beneficial Owners and Management."


                             SUMMARY FINANCIAL DATA

     The summary financial data set forth below are derived from financial statements of the Company appearing elsewhere in this Prospectus and from prior years' Form 10K-SB. The financial statements for the six months ended June 30, 1996 and 1997 are unaudited. The summary financial data should be read in conjunction with financial statements and notes thereto, and to prior years' Form 10K-SB.

                          Summary Financial Information
                      (In Thousands, Except Per Share Data)

                                                                                                        Six Months Ended
                                                  Year Ended December 31,                                    June 30,
                      ---------------------------------------------------------------------------   -------------------------
                         1992            1993             1994             1995          1996          1996          1997
                      ----------      -----------      -----------      -----------   -----------   -----------   -----------
  Statement of
  Operations Data:
  Net revenue ......       1,371            1,382            1,138              752           605           211           287
  Net loss .........      (2,228)(1)         (595)(2)       (2,389)(2)       (1,689)       (1,514)         (919)         (909)(1)
  Weighted average
  number of common
  shares and common
  equivalent shares
  outstanding ......   9,056,231       10,949,876       14,681,530       14,818,055    14,868,128    14,858,222    15,682,634
  Net loss per share       (0.25)(1)        (0.05)(2)        (0.16)(2)        (0.11)        (0.10)        (0.06)        (0.06)(1)

  Balance Sheet
  Data:
  Cash, cash
  equivalents and
  marketable
  securities .......         817            6,040            4,168            2,209           526         1,604           241
  Working capital ..         719            6,261            3,718            2,156           597         1,196           667
  Total assets .....       1,721            6,975            5,088            3,034         1,305         2,340         1,559
  Long term debt ...          --                                                               --                          --

  Stockholder's
  equity ...........       1,166(3)         6,661(3)         4,252            2,604         1,015         1,644         1,161(3)

--------------------------------------------------------------------------------

Notes:

(1) The net loss for 1992 includes the financial results of the HumanCad division. The HumanCad division was discontinued on February 23, 1993. Net loss includes a loss from discontinued operations of $1,247,270 in 1992 or $.14 per share. In March 1997, after one year of beta-testing and market studies, the Company relaunched the marketing of MQPro(TM) (formerly known as Mannequin(R)) through its HumanCAD(R) division. As of June 30, 1997 the HumanCAD division had sales of $54,876.


(2) In years 1993 and 1994, the Company's investment of approximately $72,000 in a partnership was written off ($17,000 in 1994 and $55,000 in 1993). ErgoRisk Services, Inc. (Canada) was purchased for $65,000 to effectively terminate a joint venture, and was subsequently written off in 1994.

(3) The Company completed Private Placements in 1992 and 1993 and in the first quarter of 1997 which increased the amount of stockholder`s equity.

                                  RISK FACTORS

     The securities offered hereby are speculative in nature, involve a high degree of risk, and should only be made by investors who can afford the loss of their entire investment. Each prospective investor should carefully consider the following risks, as well as others described elsewhere in this Prospectus, before purchasing the securities offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expected in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in the following risk factors.

     OPERATING HISTORY; OPERATING LOSSES. The Company is a software technology company specializing in ergonomic solutions for individuals, government and major corporations, and has incurred operating losses since its inception. The Company reported a net loss of $ 908,678 for the six month period ended June 30, 1997, and net losses of $1,514,140 and $1,689,480 for the fiscal years ended December 31, 1996 and 1995. Since inception, the Company has accumulated deficits. As of June 30, 1997, the accumulated deficit was $ 14,109,968. The Company's operations are subject to numerous risks associated with the establishment and development of a business and the commercialization of new technologies. The Company expects to continue to incur operating losses until the completion of the development and commercialization of its technologies. The Company is aggressively pursuing its consulting business by strengthening its sales and marketing activities and its HumanCAD(R) Division through the sales of its MQPro(TM) (formerly Mannequin(R)) software and development of other related ergonomic software products. In addition, as part of the company's strategy to diversify by acquisition, as well as through the internal development of its own products, the Company is acquiring all of the capital stock of Drew Shoe Corporation ("Drew Shoe"), a designer, manufacturer, marketer and distributor of proprietary brand medical footwear located in Lancaster, Ohio. There can be no assurance that the Company will achieve or sustain profitable operations through the Drew Shoe acquisition or through broadening and strengthening development and commercialization of its technologies or through growth of its consulting business, and software division.

     DISCRETION IN USE OF PROCEEDS DESIGNATED FOR WORKING CAPITAL. The Company will have broad discretion with respect to the application of the proceeds.
While such funds are to be applied for working capital and general purposes in furtherance of the Company's business, investors will be reliant on management as to the specific applications of the proceeds.

     NO ESTABLISHED MARKETS. Although the Company believes it has the right products and services for the market place, there can be no assurance that the Company's potential clients will find the Company's services or products of the type provided or proposed by the Company to be desirable or of economic value.

     RISKS OF EXPANSION. The Company has incurred and continues to incur significant expenses to attract and retain qualified management personnel, engineers, scientists, and ergonomists, for marketing and sales, and development activities. The Company's expenses may exceed its revenues until such time as the volume and profitability of its business increase to the extent necessary to offset these expenses.

     DEPENDENCE ON MAJOR CUSTOMERS. During the fiscal year ended December 31, 1996, L.A. Rumbold Ltd., The Long Island Lighting Company ("LILCO") and Stanley Tools, Inc. accounted for 38%, 18% and 18%, respectively, and 74%, in the aggregate of the Company's net revenue. No assurance can be given that the Company will continue to be retained by any of its major clients beyond the current projects or that such clients will retain the Company for any future services. During the fiscal year ended December 31, 1995, BE Aerospace, Inc., Remington Arms Company, Inc. and Reebok International, Ltd. ("Reebok") accounted for 29%, 12% and 11% respectively, and 52%, in the aggregate, of the Company's net revenues.

     EFFECT OF STATE OF ECONOMY. The market for the Company's services may be adversely affected by a recession or other economic downturn. During an economic recession, such services may be considered discretionary and delays in commencing ergonomic programs are possible. These factors are not within the control of the Company.

     GROWTH LIMITATIONS INHERENT IN SERVICE PORTION OF BUSINESS. The specialized ergonomic consulting services and software products typically provided by the Company require significant time and attention of the Company's technical personnel. Accordingly, the Company's ability to deliver such specialized services is limited by the relatively few qualified personnel employed by the Company, at any given time, to perform these services.

     FIXED PRICE CONTRACTS. The ergonomic consulting services provided by the Company are often offered to clients on a fixed price basis. In setting its price for services, the Company seeks to estimate the technical staff's hours that will be required to provide the services. To the extent that the Company underestimates the total hours that will be required to satisfy the contract, the Company could realize a loss on any particular contract or contracts.

     LIMITED RIGHTS TO CERTAIN PRODUCTS. In certain cases, the Company may develop products for its clients in response to a specific request of such client. In such cases, the client may fund all or a significant portion of the Company's development costs. Although the Company believes that it owns the rights to develop any products derived from work performed, including certain products under development by the Company, no assurance can be given that any client which has retained the Company will not in the future assert the right to restrict the Company's activities with respect to any technology developed or claim rights to products sought to be commercialized by the Company.

     LACK OF PATENT PROTECTION; RELIANCE ON TRADE SECRET AND COPYRIGHT PROTECTION. The Company has obtained seven issued patents (six U.S. and one European) and received a Notice of Allowance on one patent from the patent office related to Intelligent Surface Technology. There can be no assurance that its technologies are entitled to patent protection or that the claims in the pending patent applications (currently four) will be issued as patents, that any issued patents will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patents owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company prevails. Furthermore, there can be no assurance that others will not independently develop similar technologies, duplicate the Company's technology or design around the patented aspects of the Company's technology or that the Company will not infringe on patents or other rights owned by third parties.

     The Company protects its proprietary written material, know-how, computer software and technology which it has or may develop, through the use of copyrights, common-law trade secret protection, trademarks and service marks, and contractual arrangements. These laws provide only limited protection, however, since they do not protect the "ideas" or "concepts" reflected in such materials or software, but only protect the expression of the "ideas" or "concepts" contained therein. While the Company enters into confidentiality arrangements with its employees, consultants and customers, and implements various measures to maintain "trade secret" protection for its products in an attempt to maintain the proprietary nature of its products, there can be no assurance that these measures will be successful. Accordingly, there is no assurance that competitors may not develop products, materials or software which perform similar or identical functions as the Company's products or proprietary software without infringing upon the Company's copyrights or violating trade secret laws. The legal and factual issues arising in copyright or trade secret litigation are often both complex and unclear and any attempt to enforce the Company's rights thereunder will face both the high cost of litigation and the uncertainty of the result.

     GOVERNMENT REGULATION. The Company does not believe that its present and currently proposed activities are generally subject to any material government regulation in the United States or other countries. It is possible that certain products developed by the Company in the future as an adjunct to its principal ergonomics business, might be deemed under new legislation or regulations to be "medical devices" or otherwise be subject to the jurisdiction of the Federal Food and Drug Administration or similar agencies. In the event that any product is subject to such governmental regulation, the Company will be required to obtain any necessary approvals which could delay or, in certain circumstances, even prevent the introduction to the marketplace of such product and result in significant expense.

     RETENTION OF KEY PERSONNEL; LIMITED EXPERIENCE WITH COMPANY. The company is dependent upon the services of Michael Strauss, the President and Chief
Operating Officer, Chairman of the Board of Directors and Chief Executive Officer of the Company, Robert Wong, the Vice Chairman, Chief Technology Officer, Acting Secretary and Acting Chief Financial Officer of the Company, and Norman Wright, the Vice Chairman of the Company and President and Chief Executive Officer of the "HumanCad(R)" Systems Division of the Company. There can be no assurance that the Company will be able to retain the services of its key personnel, and the loss of the services such personnel could have a material adverse effect on the Company's business and prospects

     COMPETITION. Although management believes that the Company's unique technologies, proprietary software, methodologies and know-how give it a competitive advantage, other companies or agencies are developing, and have developed, particular services and technologies that are competitive with the Company's services and technology and that increased competition is likely. It is certain that some competitors will have significantly greater financial, technical and other resources than the Company. Many of the large industrial companies, especially major insurance companies, that form the primary market for the Company's services may also seek to develop or have already developed their own ergonomic programs. Similar services may also be supplied by universities, hospitals, government agencies or other entities, many of which may have substantially greater financial and other resources than the Company.

     POTENTIAL LIABILITY; INSURANCE COVERAGE. The Company may be exposed to liability claims for injuries, property damage or other losses arising out of improper provision of services. The Company currently has liability insurance for such losses which the Company believes is sufficient to cover all claims. However, there can be no assurance that it will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage that it has or that it may obtain will be sufficient to cover any and all claims. Although no claims have been asserted to date, in the event that a claim is successfully asserted against the Company, such claim could have a material adverse effect on the Company.

     OUTSTANDING WARRANTS/OPTIONS. As of June 30, 1997, the Company had outstanding 807,659 Redeemable Class B Warrants exercisable at $1.50 per share to purchase 969,191 shares of Common Stock, 491,588 Redeemable Class E Warrants exercisable at $1.25 per share to purchase 540,747 shares of Common Stock and 1,075,000 Non-Redeemable Class AA Warrants exercisable at $.65 per share to purchase 1,075,000 shares of Common Stock. As of July 22, 1997, the Company also had 50,000 Non-Redeemable Class BB Warrants outstanding to purchase 50,000 shares of Common Stock exercisable at $1.03125 per share in connection with the first $500,000 tranche of a potential financing of $1,500,000. In addition, the Company expects to exercise its option to utilize the second tranche of $500,000 by September 8, 1997, which will result in the issuance of an additional 50,000 Non-Redeemable Class BB Warrants. Should the Company choose to exercise its option to utilize the third tranche of $500,000, the Company will be obligated to issue an additional 50,000 Non-Redeemable Class BB Warrants. The Company has also granted stock options to purchase an aggregate of 3,167,500 additional shares of its Common Stock (net of exercises and cancellations) including 875,000 options not part of the plans described in "Stock Option Plans" and included in the shares being registered herein, at exercise prices ranging from $0.75 to $1.69 per share. Of these, the Company has granted to its non-management directors, former directors and consultants options to purchase an aggregate of 1,507,500 shares of its Common Stock at exercise prices ranging from $0.75 to $3.22 per share. Holders of options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such options or warrants. Further, while such options and warrants are outstanding, they may adversely affect the terms on which the Company can obtain additional capital. In addition, future sales of Common Stock could depress the market price of the Company's Common Stock.

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of the Common Stock offered herein will incur immediate dilution in net tangible book value at June 30, 1997 upon exercise of Redeemable Class B, Redeemable Class E , and Non-Redeemable Class AA Warrants of approximately $1.355, $1.148, and $.55 per share, respectively, and $.908 upon exercise of the Stock Options Issued to Consultants, Directors, Officers and Employees.

     FINANCIAL STANDARDS FOR CONTINUED NASDAQ LISTING. On August 22, 1997 the Securities Exchange Commission approved NASDAQ proposed changes to its current listing criteria. Under the proposed rules, for initial listing the Company, generally, must have (i) net tangible assets of at least $4,000,000, or a market capitalization of at least $50,000,000, or net income in two of the last three years of $750,000; (ii) a minimum of 1,000,000 shares publicly held; (iii) a minimum of $5,000,000 in market value of public float; (iv) a minimum bid price of $4.00 per share; (v) a minimum of 300 shareholders; (vi) an operating history of one year or a market capitalization of $50,000,000; and (vii) implementation of corporate governance requirements. Under the proposed rules for continued listing, the Company, generally, must have (i) net tangible assets of $2,000,000, or a market capitalization of at least $35,000,000, or net income in two of the last three years of at least $500,000; (ii) a minimum of 500,000 shares publicly held; (iii) a minimum of $1,000,000 in market value of public float; (iv) a minimum bid price of $1.00 per share; (v) a minimum of 300 shareholders; and (vi) implementation of corporate governance requirements. Companies failing to satisfy the new continued listing requirements will be allowed six months to meet this new requirement.

     Prior to August 22, 1997, to maintain its listing on the NASDAQ Small Cap market, the Company must have in total assets of at least $2M; capital and surplus of at least $1M and a minimum bid price of $1 per share, provided, however, the $1.00 bid price per share is not applicable if the Company maintains a public float of $1M and capital and surplus of $2M. The Company's Common Stock currently has a bid price of less than $1.00 per share and the Company does not have capital and surplus of $2,000,000. The Company has been notified by NASDAQ of such non-compliance, which must be remedied under the compliance requirements which were effective prior to August 22, 1997, and then the Company has six months to comply with the post August 22, 1997 compliance requirements.

     Upon completion of the financing including the funding associated with the Drew Shoe Acquisition and described herein, the Company believes that it will be in compliance with the standards for continued listing (both NASDAQ compliance requirements prior to as well as post August 22, 1997). The Company expects that the proceeds from various funding sources will be sufficient to cure the NASDAQ requirements described herein whether or not it is able to complete the Drew Shoe Acquisition. There can be no assurance, however, that the Company will in fact be able to obtain the necessary financing. If the Company is unable to satisfy NASDAQ's maintenance criteria, trading, if any, in the Company's securities would be conducted in the over-the-counter market in the "pink sheets" or the NASD's "Electronic Bulletin Board." As a consequence, an investor would likely find it more difficult to dispose of, or to obtain quotations as to the price of, the securities.


     PENNY STOCK REGULATION. In the event that the Company is unable to satisfy the NASDAQ maintenance requirements, trading of the Common Stock will be conducted in the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Company's securities being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the securities would continue to be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to person other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     As a result the market liquidity for such securities has been severely affected by limiting the ability of broker-dealers to sell securities. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

     NO DIVIDENDS. The Company has paid no cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

     MARKET OVERHANG. Future sales of common stock could depress the market price of the Company's common stock. Further, the options and warrants presently outstanding could adversely affect the market for the Common Stock, and any sale of the Common Stock acquired pursuant to such options and warrants could also depress the market price of the Common Stock.

     DREW SHOE ACQUISITION. The Company intends to acquire all of the capital stock of Drew Shoe. If the Company is not able to complete the acquisition, the Company will recognize as a one-time charge approximately $500,000 in prepaid expenses associated with the acquisition. If the Company does complete the acquisition, the goodwill recognized will be amortized over the useful life of assets acquired. There can be no assurance that the company will complete the acquisition

     NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING WARRANTS AND PREFERRED STOCK. Holders of the Warrants or Preferred Stock may reside in or move to jurisdictions in which the common shares underlying the securities may not be registered or otherwise qualified for sale during the period that the securities are exercisable. In this event, the Company would be unable to issue common shares unless and until the shares could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. The Company has no obligation to effect any such registration or qualification. If the Company elects to attempt such registration or qualification, no assurances can be given that the Company will be able to effect any required registration or qualification. Notwithstanding this, the Company intends to put forth its best efforts to cause this registration statement to be effective by approximately November 7, 1997. However, no assurances can be given that the statement will be effective on or about that date. The Company has qualified the offering in the following states:
Alabama, Connecticut, Florida, Georgia, Hawaii, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Mississippi, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Texas, Utah, West Virginia and Wisconsin. See "Description of Securities".

                              SPECIAL RISK FACTORS

The following are special risk factors which the Company believes are related to the Drew Shoe transaction if and when said transaction should occur.

     RELATIVE TERMS AND CONDITIONS OF RECENT FINANCINGS. On March 31, 1997 the Company completed a $1,075,000 Private Placement and on July 24, 1997 the
Company completed the first tranche for $500,000 of a potential $1,500,000 financing. The Company also expects to complete the second tranche of $500,000 by September 8, 1997. In addition, the Company is concurrently working to complete a Min/Max Private Placement consisting of $3,500,000 or 35,000 Shares of the Company's Convertible Preferred Stock on a "best efforts, 35,000 Shares or none basis"(the "Min/Max Offering"). Kirr Marbach, a principal stockholder of the Company, is arranging $1,000,000 of additional financing, the terms of which are identical to the Min/Max Offering. The terms of the Min/Max Offering and the Kirr Marbach offering differ from the prior financings and may differ from future financings.

     REVOLVING LINE OF CREDIT; TERM LOAN. In conjunction with the Drew Shoe acquisition, Drew Shoe has obtained a commitment from Bank One, NA ("Bank One") for a $4,500,000 asset-based revolving line of credit (the "Line of Credit"), with an interest rate of the Prime Rate plus 1.5%, a closing fee of 1/2 of 1%, and a maturity date of September 30, 1999. Additionally, Bank One has committed to a Term Loan of $1,000,000, with an interest rate of the Prime Rate plus 1.5%, a closing fee of $5,000, and a maturity date of September 30, 2000. Both the Line of Credit and the Term Loan will be secured by all of Drew Shoe's assets, including receivables and inventory, land, building, machinery and equipment, which will determine the total amount available. There can be no assurance that the full $5,500,000 will be available to the Company because the lender may disallow some portion of Drew Shoe's assets as security. In addition, even if the entire $5,500,000 anticipated is available, there can be no assurance that this amount is sufficient to fund all of the future working capital requirements of Drew Shoe.

     ONGOING OPERATION OF DREW SHOE; OPERATING HISTORY AND PROFITABILITY. Drew Shoe was incorporated approximately 60 years ago. The company was primarily a comfort shoe manufacturer until 1992, when its shifted its focus to medical footwear, which had previously comprised only a small portion of the company's business. Accordingly, Drew Shoe has only a five year operating history in the medical footwear business.

     In fiscal 1996, Drew Shoe had net income of $25,707 on sales of $14,609,346 and in fiscal 1995 Drew Shoe had net income of $283,602 on sales of $13,646,924. There can be no assurance that Drew Shoe will be profitable. Although Drew Shoe has experienced moderate revenue growth since it shifted its focus to medical footwear, such growth may not be sustainable and may not be indicative of future operating results. See Management of Growth; Risks Associated with Expansion; Capital Requirements.

     Drew Shoe's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by manufacturers and - to some extent, retailers - in the process of shifting their sales and marketing efforts to new end users and, in effect, anticipating growth from a new target market. In order to address these risks, Drew Shoe must, among other things, respond to competitive developments, attract, retain and motivate qualified persons, and continue to develop its expertise in marketing, product development and customer service. There can be no assurance that Drew Shoe will be successful in addressing these risks. The failure of Drew Shoe to achieve significant profitability would have a material adverse effect on the Company.

     COMPETITION. The market for the wholesale distribution and retail distribution of medical footwear and comfort shoes is intensely competitive. Drew Shoe faces strong existing competition for similar products and will face significant competition from new companies or existing companies with new products. Many of these companies may be better financed, have better name recognition and good will, have more marketing expertise and capabilities, have a larger and more loyal customer base, along with other attributes, that may enable them to compete more effectively. Drew Shoe has minimal , if any, proprietary rights to prevent competitors from duplicating its footwear.

     The market for medical footwear, and for casual shoes, which may be perceived by many consumers as a substitute for medical footwear, includes a number of well-established companies with recognized brand names. Potential purchases of medical footwear are often based upon highly subjective decisions that may be influenced by numerous factors, many of which are out of Drew Shoe's control. As a result, Drew Shoe may face substantial competition from existing and new companies that market both medical and comfort shoes that are perceived to meet needs for comfort and protection, and are visually appealing. There can be no assurance as to the market acceptance of Drew shoes in relation to its competition.

     RELIANCE ON A SINGLE MAJOR PRODUCT LINE. Drew Shoe has relied to a large extent on medical footwear for sales. In addition, 80% of its sales are women's shoes. If sales of these products are less than projected, Drew Shoe's business, operating results and financial condition would be materially adversely affected. In addition, while only a minor percentage of Drew Shoe's revenue is currently related to the 1994 Federal legislation which provides for Medicare funding of shoes for diabetics, the Company has anticipated in its revenue projections that some portion of its future growth will be related to this factor as individuals become aware of this benefit. If Drew Shoe does not properly promote this opportunity, Drew Shoe's business, operating results and financial condition would be adversely affected.

     RELIANCE ON CERTAIN DISTRIBUTION CHANNELS. Drew Shoe relies on its own specialty retail stores for approximately 15% of its distribution, the Veteran's Administration for approximately 7% of its distribution, and approximately 2,000 specialty retail stores as customers for the remainder of its distribution. Drew Shoe intends to expand distribution through its own specialty retail stores. The retail business is intensely competitive. There can be no assurance that Drew Shoe's own specialty retail stores, which also distribute competitors' products, will be profitable and will therefore, be a viable distribution mechanism. Further, there can be no assurance that Drew Shoe distribution through unaffiliated retail stores will continue to support its current pricing structure if additional competition should enter the market. Further, there can be no assurance that the Veteran's Administration will remain a major customer.

     DEPENDENCE ON CERTAIN SUPPLIERS; FOREIGN SUPPLIERS. Drew Shoe depends on various raw materials and components to manufacture its shoes, many of which are dependent on one supplier. Drew Shoe does not have binding long-term supply contracts with these suppliers. Therefore, Drew Shoe's success will depend on maintaining its relationships with these suppliers and developing relationships with new suppliers. Any significant delay or disruption in the supply of leather and other key materials caused by manufacturers' production limitations, material shortages, quality control problems, labor interruptions, shipping problems or other reasons would materially adversely affect the Company's business. The delays in receiving such supplies from alternative sources would cause Drew Shoe to sustain at least temporary shortages of materials which would have a material adverse effect on the Company's business, operating results and financial condition.

     Approximately 15% of Drew Shoe's supplies, primarily leather, are provided by Italian companies. As a result, the supply of some of the materials required to manufacture Drew's shoes is subject to additional cost and risk factors, many of which are out of the Company's control, including political instability, import duties, trade restrictions, work stoppages and foreign currency fluctuations. An interruption or material increase in the cost of supply would materially adversely affect Drew Shoe's business, operating results and financial condition.

     MANUFACTURING AND INVENTORY SYSTEMS. Drew Shoe's business is subject to inventory risk, in that its inventory turnover has been traditionally low and its lack of adequate inventory management systems has resulted in a significant writedown of inventory in 1996, which is greater than historical norms. Inventory losses are currently determined annually upon the occurrence of a physical inventory and subsequent reconciliation of the results of same against accounting records. The Company intends to substantially improve, develop and implement inventory management systems to correct these problems. However, there can be no assurance that the Company will be successful in doing so. Drew Shoe's business is also subject to manufacturing risk, in that its machinery and equipment may not be as modern as that of its competitors. Inventory management systems and other manufacturing improvements including manufacturing automation may require significant funding. There can be no assurance that the Company will have sufficient funding to implement these improvements or that, even if funding is sufficient, that the Company will be technically and operationally successful in implementing these improvements.

     LABOR CONTRACT. The Drew Shoe business is subject to potential for increases in its labor cost, in that its union contract is up for renegotiation in May of 1998. There can be no assurance that potential increases in labor costs can be passed through to the consumer in increased pricing. Furthermore, there can be no assurance that new management will be able to maintain the quality of the labor/management relationship developed at Drew Shoe over the years.

     DEPENDENCE ON KEY PERSONNEL. Drew Shoe is dependent upon certain key personnel, including Charles Schulyer, the President of Drew Shoe, Frank Shyjka, the Executive Vice President of Drew Shoe and Larry Martin, the Vice President of Finance of Drew Shoe, to manage, market and operate the Company's business. There is strong competition for qualified personnel in the shoe manufacturing industry, and the loss of key personnel or an inability of Drew Shoe to attract, retain and motivate key personnel could adversely affect Drew Shoe's business, operating results and financial condition. There can be no assurance that Drew Shoe will be able to retain its existing key personnel or attract additional qualified personnel.

     NO EXPERIENCE OF MANAGEMENT IN FOOTWEAR BUSINESS. Management of the Company has no prior experience in operating a footwear business such as Drew Shoe. There can be no assurance that the Company will be able to successfully develop Drew Shoe's business.

     SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS. Because sales of shoes have historically been dependent, to some extent, on discretionary consumer spending, Drew Shoe's revenues are subject to fluctuations based upon the general economic conditions of the United States. If there is a general economic downturn or recession in the United States consumer spending on medical footwear could decline which could have a material adverse effect on Drew Shoe's business, operating results and financial condition.

     PRODUCT RETURNS FROM WARRANTY. Drew Shoe, as part of its marketing efforts, accepts product returns for 30 days from the date of sale, and charges customers a $6 restocking fee. Drew Shoe has experienced an approximately 10% return rate over the past two years. The percentage has not varied significantly over the past 5 years. If the rate of returned product increases, Drew Shoe's business, operating results and financial condition could be materially adversely affected.

     MANAGEMENT OF GROWTH; RISKS ASSOCIATED WITH EXPANSION; CAPITAL REQUIREMENTS. Drew Shoe's growth and expected growth has resulted in, and is expected to continue to result in increased demands on Drew Shoe's management and its operating systems. This growth may require an increase in the number of employees and an increase in the responsibilities of both existing and new management personnel. This growth may result in a strain on Drew Shoe's existing operational, financial, human resource and information systems.

     Drew Shoe's financial and management controls, reporting systems and procedures have evolved with the growth of Drew Shoe and there can be no assurance that Drew Shoe's controls, systems or procedures will continue to be adequate to support its operations. The Company expects that Drew Shoe will need to further develop its management controls, reporting systems and procedures to accommodate potential future growth and enhance current efficiency. There can be no assurance that Drew Shoe will be able to do so effectively and on a timely basis, and failure to do so when necessary could have a material adverse effect upon Drew Shoe's business, operating results and financial condition.

     SEASONALITY AND QUARTERLY FLUCTUATIONS. Historically, sales of Drew Shoe products are not seasonal. However, sales revenue and profitability may vary from quarter to quarter based on the introduction of new products, opening of new stores, weather conditions, marketing and media expenditures, and certain non-recurring charges. While revenues are not necessarily seasonal, earnings tend to be seasonal and tend to fall into the first six months of the fiscal year.

     DIVERSION OF COMPANY EXECUTIVE'S ATTENTION. The Drew Shoe acquisition and integration into BCAM's core business is expected to consume a significant amount of time of Michael Strauss, the Company's Chief Executive Officer, which will detract from his ability to focus on BCAM's "core business", which could adversely affect the future growth and development of this aspect of the Company's business.

                     MARKET FOR COMPANY'S EQUITY SECURITIES

                              COMMON STOCK - NASDAQ

1994                                  High Bid          Low Bid
----                                  --------          -------

First Quarter                         3 7/16             2 9/32
Second Quarter                        2 1/2              1 5/16
Third Quarter                         2 1/16             1 7/16
Fourth Quarter                        1 7/8              31/32

1995
----

First Quarter                         1 1/16             3/4
Second Quarter                        1 9/32             7/8
Third Quarter                         1 21/32            31/32
Fourth Quarter                        2                  1

1996
----

First Quarter                         1 1/4              29/32
Second                                1 5/16             29/32
Quarter                               1 23/32            15/16
Third Quarter                         1 7/16             13/16
Fourth Quarter

1997
----

First Quarter                         1 3/8              27/32
Second Quarter                        1 1/8              11/16
Third Quarter                         1 5/16             23/32
through September 2, 1997


                      COMMON STOCK - BOSTON STOCK EXCHANGE

1994                                  High Bid           Low Bid
----                                  --------           -------

First Quarter                         2 1/2              2 1/4
Second Quarter                        1 13/16            1 9/16
Third Quarter                         1 3/4              1 1/2
Fourth Quarter                        1 7/8              15/16

1995
----

First Quarter                         1 1/32             11/16
Second Quarter                        1 1/8              1/2
Third Quarter                         1 19/32            13/16
Fourth Quarter                        1 23/32            1

1996
----

First Quarter                         1 7/32             3/4
Second Quarter                        1 1/4              7/8
Third Quarter                         1 19/32            1 3/8
Fourth Quarter                        1 7/16             7/8

1997
----

First Quarter                         1 1/4              23/32
Second Quarter                        1                  9/16
Third Quarter                         1 1/16             9/16
through September 2, 1997


                      REDEEMABLE CLASS B WARRANTS - NASDAQ

1994                                  High Bid           Low Bid
----                                  --------           -------

First Quarter                         3/4                9/32
Second Quarter                        13/32              1/8
Third Quarter                         3/16               1/8
Fourth Quarter                        7/32               1/8

1995
----

First Quarter                         1/8                1/8
Second Quarter                        1/8                1/8
Third Quarter                         1/8                1/8
Fourth Quarter                        7/32               1/8

1996
----

First Quarter                         1/8                1/8
Second Quarter                        1/8                1/16
Third Quarter                         1/8                1/8
Fourth Quarter                        1/16               1/16

1997
----

First Quarter                         1/16               1/16
Second Quarter                        NA                 NA
Third Quarter                         1/16               1/16
through September 2, 1997

                      REDEEMABLE CLASS E WARRANTS - NASDAQ

1994                                  High Bid           Low Bid
----                                  --------           -------

First Quarter                         2/38               1 1/8
Second Quarter                        1 1/4              3/8
Third Quarter                         7/8                9/16
Fourth Quarter                        11/16              1/4

1995
----

First Quarter                         11/32              1/4
Second Quarter                        3/8                5/16
Third Quarter                         5/8                3/8
Fourth Quarter                        7/8                3/8

1996
----

First Quarter                         7/16               3/8
Second Quarter                        3/8                3/8
Third Quarter                         5/8                3/8
Fourth Quarter                        7/8                5/16

1997
----

First Quarter                         5/16               5/16
Second Quarter                        5/16               1/4
Third Quarter                         1/4                3/16
through September 2, 1997

                                    DILUTION

     As of June 30, 1997, the net tangible book value per share of the Company's Common Stock was $.063 "Net tangible book value per share" represents the amount of the Company's tangible assets, less the amount of its liabilities and redeemable stock, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of the proceeds from the sale of Common Stock upon exercise of the balance of Redeemable Class B, Redeemable Class E, and Non-Redeemable Class AA Warrants at exercise prices per share of $1.50,$1.25, and $0.65, respectively, and all Common Stock Options at an average price of
1.151 the pro forma net tangible book value per share of Common Stock as of June 30, 1997, would have been $.344. This would result in dilution to purchasers of Common Stock upon the exercise of all Warrants, and consultant, employee and director stock options of $.781. Refer to the following table for the dilution of each of the Warrants.

                                                                Director,
                                                      Non-      Employee
                           Redeemable  Redeemable  Redeemable      &
                            Class B     Class E     Class AA   Consultant
                            Warrants    Warrants    Warrants    Options    Total
                            --------    --------    --------   ----------  -----
Public offering
price per share of
Common Stock upon
exercise of Warrants
and Stock Options .........  $1.500      $1.250       $0.650     $1.151   $1.125

Net tangible book
value per share at
June 30, 1997 .............  $0.063      $0.063       $0.063     $0.063   $0.063

Net increase per
share attributable
upon exercise of the
Warrants and Stock
Options ...................  $0.082      $0.039       $0.037     $0.180   $0.282

Pro forma net
tangible book value
per share of Common
Stock after exercise
of the Warrants and
Stock Options .............  $0.145      $0.102       $0.100     $0.243   $0.344

Dilution of net
tangible book value
per share of Common
Stock to new
investors .................  $1.355      $1.148       $0.550     $0.908   $0.781

                                 USE OF PROCEEDS

     The Company will derive proceeds from any exercise of the Redeemable Class B and E Warrants, and the Stock Options to consultants, directors and employees. The Redeemable Class B and E Warrants are exercisable no later than January 18, 1998 (formerly January 16, 1995), and the options to consultants, directors and employees have exercise dates from the present through August 20, 2006. Assuming the exercise of the Redeemable Class B and E Warrants, the maximum aggregate amount of such proceeds is estimated at approximately $2,129,721. If the Company were to receive such proceeds, said proceeds would be utilized for general working capital purposes.

     The Company may also use working capital for acquisitions, including the Drew Shoe acquisition described herein (see "Drew Shoe Acquisition").

     The foregoing represents the Company's best estimate of its use of the net proceeds from any exercise of the Warrants and Stock Options offered hereby, based upon the current state of its business operations, its current plans and current economic and industry conditions. Further events, including the problems, delays, expenses and complications frequently encountered by businesses as well as changes in economic, regulatory or competitive conditions or the success or lack thereof of the Company's research and marketing activities, may require reallocation of funds or may require the delay, abandonment or reduction of the Company's efforts.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1997, as adjusted to reflect (a) the issuance and sale of 969,191 shares of Common Stock upon exercise of the Redeemable Class B Warrants at $1.50 per share; (b) the issuance and sale of 540,747 shares of Common Stock upon issuance of the Redeemable Class E Warrants at $1.25, (c) the issuance and sale of 1,075,000 shares of Common Stock upon exercise of the Non-Redeemable Class AA Warrants at $.65 per share, and (d) the issuance of 3,167,500 shares of Common Stock upon exercise of 3,167,500 stock options to employees, directors, former directors, consultants, and a former joint venture partner.

                                                            June 30, 1997
                                                            -------------
                                                       Actual       As Adjusted
                                                       ------       -----------
Acquisition Preferred Stock, par value $.01 per          $ -             $ -
share, authorized 750,000 shares, no shares issued or outstanding

Common Stockholders' Equity

Common Stock, $.01 par value; 40,000,000 shares         167,179         224,703
authorized; 16,717,915 shares issued and
15,954,733 outstanding; 22,470,353 shares issued and 21,707,171 outstanding, as adjusted

Paid-in surplus                                      16,002,908      22,419,647

  Deficit                                           (14,109,968)    (14,109,968)
                                                    ------------    ------------
                                                      2,060,119       8,534,382
  Less:
  Treasury Shares (763,182 shares)                    (899,100)       (899,100)
                                                      ---------       ---------
Common Stockholders' Equity                          $1,161,019      $7,635,282
                                                     ==========      ==========
Total Capitalization                                 $1,161,019      $7,635,282
                                                     ==========      ==========

                             SELECTED FINANCIAL DATA

     The following information is qualified by reference to, and should be read in conjunction with, the Company's financial statements and the notes thereto, and to prior years' Form 10K-SB.

                          Summary Financial Information
                      (In Thousands, Except Per Share Data)

                                                                                                         Six Months Ended
                                                    Year Ended December 31,                                   June 30,
                       ---------------------------------------------------------------------------   -------------------------
                         1992             1993             1994             1995          1996          1996          1997
                       ----------      -----------      -----------      -----------   -----------   -----------   -----------
Statement of
Operations Data:
Net revenue .........       1,371            1,382            1,138              752           605           211           287
Direct costs ........         589              461            1,141              598           273            49           150
Selling, general
and administrative ..       1,735            1,454            2,339            1,832         1,802         1,075         1,027
Research,
development and
engineering .........          47               57              120              186            98            47            31
Operating loss ......      (1,000)(1)         (590)(2)       (2,462)(2)       (1,864)       (1,568)         (960)         (921)(1)
Interest income .....          55               59              155              175            54            41            12
Interest expense ....          36                4               --               --            --            --            --
Loss on investments .          --               60(2)            82(2)            --            --            --            --

Net loss from
continuing operations        (981)(1)         (595)(2)       (2,389)(2)       (1,689)       (1,514)         (919)         (909)(1)
Loss from
discontinued
operations ..........       1,247(1)            --               --               --            --            --            --
Net loss ............      (2,228)(1)         (595)(2)       (2,389)(2)       (1,689)       (1,514)         (919)         (909)(1)
Weighted average
number of common
shares and common
equivalent shares
outstanding .........   9,056,231       10,949,876       14,681,530       14,818,055    14,868,128    14,858,222    15,682,634
Net loss per share ..       (0.25)(1)        (0.05)(2)        (0.16)(2)        (0.11)        (0.10)        (0.06)        (0.06)(1)

Balance Sheet Data:
Cash, cash
equivalents and
marketable
Securities ..........         817            6,040            4,168            2,209           526         1,604           241
Working capital .....         719            6,261            3,718            2,156           597         1,196           667
Total assets ........       1,721            6,975            5,088            3,034         1,305         2,340         1,559
Long term debt ......          --               --               --               --            --            --            --

Stockholders' Equity        1,166(3)         6,661(3)         4,252            2,604         1,015         1,644         1,161

Notes:

(1) The net loss for 1992 includes the financial results of the HumanCad division. The HumanCad division was discontinued on February 23, 1993. Net loss includes a loss from discontinued operations of $1,247,270 in 1992 or $.14 per share. In March 1997, after one year of beta-testing and market studies, the Company relaunched the marketing of MQPro(TM) (formerly known as Mannequin(R)) through its HumanCAD(R) division. As of June 30, 1997 the HumanCAD division had sales of $54,876.

(2) In years 1993 and 1994, the Company's investment of approximately $72,000 in a partnership was written off ($17,000 in 1994 and $55,000 in 1993). ErgoRisk Services, Inc. (Canada) was purchased for $65,000 to effectively terminate a joint venture, and was subsequently written off in 1994.

     (3) There were private placements in 1992 and 1993 and in the first quarter of Fiscal Year 1997, which increased the amount of stockholders' equity.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

RESULTS OF CONTINUING OPERATIONS

Management anticipates a significant contribution from software sales and Software Based Ergonomic Consulting Services in the future starting with 1997. Software sales and Software Based Ergonomic Consulting Services contributed minimal revenue in 1996 and 1995. The Company's Traditional Ergonomic Consulting Services provided virtually all revenue to the Company from contracts providing for a fixed price or a fixed hourly rate. In setting its price for services, the Company seeks to estimate the man hours that will be required to provide the services. To the extent that the Company underestimates the man hours that will be required, or the expenses it will incur in performing a contract, the Company could realize a loss on any particular contract. The Company's policy is to recognize revenue based on a percentage of completion method as costs are incurred. Net revenue decreased by $147,523 in 1996 from 1995.

Net revenue includes the following:

                                                         Year Ended December 31,

                                                            1996          1995
                                                            ----          ----
Intelligent Surface Technology (IST)                    $  28,030     $  96,473
Ergonomic Product Assessment and Redesign services      $ 415,160     $ 451,508
Ergonomic Workplace Assessment services                 $ 161,364     $ 204,096


     Revenue from IST includes the initial payments for licensing the IST as well as fees associated with the development of the prototypes for the specific applications. Revenue from IST in 1996 includes $15,000 connected with the Sealy option and development agreement signed in 1996. In 1996, $12,500 of revenue from the 1994 Lumex agreement was written off after the termination of that agreement. IST revenue declined $68,443 in 1996 from 1995 and accounted for 5% of net revenue in 1996 versus 13% in 1995. The majority of 1995 revenue is attributable to the licensing and development agreements with Reebok for Intelligent Footwear and Athletic Sport and Fitness Equipment and Lumex.

     Due to the one-time nature of many of the Company's consulting contracts, revenue from Ergonomic Product Assessment and Redesign services, and Ergonomic Workplace Assessment services (Traditional Ergonomic Consulting Services) fluctuates from year to year. Ergonomic Product Assessment and Redesign services revenue decreased by $36,348 in 1996 from 1995 and provided 69% of the Company's revenue in 1996 compared to 60% in 1995. Revenue from Ergonomic Workplace Assessment services decreased $42,732 in 1996 from 1995 and accounted for 26% of net revenue in 1996 versus 27% in 1995. Both of these decreases reflect a change in the strategy to focus on industries where the Company has significant expertise, and to build long-term relationships for future integration of our technology in these companies' products.

     Direct costs include salaries, equipment purchases for contracts, consulting fees and certain other costs. Gross profit may fluctuate from period to period. Factors influencing fluctuations include the nature and volume of services provided to individual customers which affect contract pricing, the Company's success in estimating contract costs (principally professional time), the timing of hiring new professionals, who may require training before gaining experience, efficiencies and meeting customer demands.

     Direct costs decreased $325,290,  to $272,980 in 1996 from $598,270 in 1995 primarily due to: (i) a more favorable mix of internal versus outside resources in 1996 as compared to 1995, and (ii) the elimination in 1996 of a reserve for $149,000 for Textron development, previously recorded in 1994, representing estimated expenses for providing additional development services to Textron. Under the agreed amendment with Textron, signed in August 1996, Textron may receive a credit for $150,000 from any royalties that may be earned by the Company and will be proportional over a four-year period commencing in the first year when royalties become payable.

     Gross profit, as set forth in the table below, increased by $ 177,767 in 1996 as compared to 1995. The increase was due to the reduction in direct costs which more than offset the decline in net revenue.

                                                       Year Ended December 31,

                                                        1996              1995
Net Revenue                                          $604,554          $752,077
Direct Costs                                         $272,980          $598,270
Gross Profit                                         $331,574          $153,807
Gross Profit Percentage                                   55%               20%

     Since taking over in 1995, a key objective of the new management team has been to reduce selling, general and administrative expenses and redirect such cash savings in the development of core business such as IST and HumanCAD(R) software. Selling, general and administrative expenses were $1,801,915 in 1996, which included approximately $355,000 in certain non-recurring and unusual expenses (including severance and other items) incurred as a result of the Company's restructuring. Without these non-recurring and unusual expenses the selling, general and administrative costs in 1996 would have been $1,446,653. Therefore, excluding these 1996 non-recurring and unusual expenses, selling, general and administrative expenses were $1,446,653 in 1996, $1,831,494 in 1995 (which includes approximately $193,000 of non-recurring expenses) and $2,339,225 in 1994, demonstrating management's commitment to lower these expenses and redirect cash into the core technology.

     The Company's research and development costs decreased $87,965 to $97,854 in 1996 from $185,819 in 1995. This decrease is primarily due to the capitalization of $85,191 of development expenditures in 1996 relating to the upgrade of the Company's MQPro(TM) software, released in March 1997. In prior years, these costs were R&D in nature and accordingly were expensed in the period they were incurred. The remaining costs reflect the development of several components relating to certain applications of the IST. During 1996 and 1995, the Company made significant progress in the development of the necessary components relating to certain applications of the IST, such as a microvalve (patent filed in June 1996), a self-generating power supply and an intelligent switch.

     Net interest income decreased $119,971 to $54,055 in 1996 from $174,026 in 1995. The decrease is primarily attributable to a decrease in cash available for investment from 1995 to 1996 utilized for operating activities.

      Due to the net losses and the accounting rules in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes", there was no provision for income taxes in 1996 and 1995.

      As a result of all of the above, the net loss in 1996 decreased $175,340 to $1,514,140 from $1,689,480 in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Cash, cash equivalents and held-to-maturity securities decreased by $1,682,514 to $526,344 at December 31, 1996, from $2,208,858 at December 31,
1995. Net cash used in operating activities, mainly to cover the 1996 net loss, was $1,602,237 for the year ended December 31, 1996, compared to $2,010,346 in the year ended December 31, 1995. Financing activities used $74,246 in cash for the year ended December 31, 1996, compared to $59,299 for the year ended December 31, 1995. This consisted mainly of uses of cash for stock registration and issuance costs.

     Accounts receivable, net of the allowance for doubtful accounts, decreased to $22,537 at December 31, 1996, from $135,995 at December 31, 1995. Three customers comprised 84% of gross accounts receivable at December 31, 1996.

     Prepaid expenses and other current assets increased to $333,477 at December 31, 1996, from $233,585 at December 31, 1995. Other current assets principally include profits and expenses for services rendered but are not yet billed. Also included in the 1996 amount are approximately $185,000 of costs related to the acquisition of Drew Shoe.

     Accounts payable, accrued expenses and sundry liabilities decreased to $285,065 at December 31, 1996, from $422,671 at December 31, 1995. The decrease of $137,606 resulted primarily from the elimination of an accrual for $149,000 relating to the Textron licensing agreement.

     Consequently, working capital decreased $1,558,474 to $597,293 at December 31, 1996, from $2,155,767 at December 31, 1995.

     On March 19, 1997, the Company entered into an agreement with the owners of Drew Shoe whereby, the Company will purchase all of the Common Stock of Drew Shoe for $4,600,000 subject to financing. Drew Shoe, of Lancaster Ohio, is a 125 year-old leading designer, manufacturer and distributor of medical footwear and orthotic products This acquisition will complete the Company's restructuring. Drew Shoe represents an opportunistic and synergistic vehicle for the Company to incorporate IST into medical footwear and orthotic products, for diabetics, arthritics, and the aging population.

     On March 10, 1997, at the National Design Engineering Show in Chicago, Illinois, the Company, through its HumanCAD(R) Systems division, introduced MQPro(TM), a PC-based human modeling and ergonomics design program that creates accurate, three-dimensional humanoids with point-and-click simplicity. MQPro(TM) will be the first ergonomic product in its series of computer-aided human ergonomic software.

     On January 15, 1997, the Company offered a minimum of 400,000 Units, each consisting of one share of the Company's Common Stock and a non-redeemable Class AA Warrant, which entitles the holder to purchase one share of the Company's Common Stock at a price of $0.65 per share, until March 31, 2002. The offering was completed on March 28, 1997, and 1,075,000 units have been sold raising $1,075,000 for the Company.

     On December 20, 1996, the Company extended the expiration date of the Company's Class B Warrants and Class E Warrants from January 17, 1997, to January 17, 1998, and of the Company's Class C Warrants from January 17, 1997, to March 18, 1997. The conversion of the Warrants is a potential source of additional capital. The Class C Warrants expired and were not converted.

     The Company's net revenue was $604,554 in 1996. Revenue is expected to be higher in 1997 than in 1996 because it will include sales of its HumanCAD(R) software, the start of royalties from Textron (Textron informed the Company in 1996 that certain 1998 model automobiles will be introduced in the fall of 1997 incorporating IST in the design of the driver's and front passenger's seats) and continued revenues from the Company's Traditional Ergonomic Consulting Services as well as the new Software Based Ergonomic Consulting Services.

     The   Company  has  no  material   commitments   for  any  future   capital
expenditures.

     The Company expects that its working capital, together with revenue from operations, the proceeds from a private placement (see below), and potential exercise of its Class B and Class E Warrants, will be sufficient to meet liquidity and capital requirements through 1997. Longer term cash requirements are dictated by a number of external factors, which include, among others, further development of and royalties from IST, further development and product sales of HumanCAD(R) software and the Company's ability to introduce new competitive products and services.

FACTORS THAT MAY AFFECT FUTURE RESULTS

     The Company's future operating results are dependent on the Company's ability to (i) successfully further develop IST and increase the number of licensees, and the commercialization of IST by its licensees, (ii) further develop and sell its HumanCAD(R) software consisting of MQPro(TM), EARLY(R) process and Back-To-Work(TM) methodology, (iii) successfully market and sell its new Software Based Consulting Services and its Traditional Ergonomic Consulting Services and (iv) complete the Company's acquisition of Drew Shoe, future profitability of Drew Shoe and introduction of IST in medical footwear and orthotic products.

THREE MONTHS AND SIX MONTHS ENDED JUNE, 1997 COMPARED TO THREE MONTHS AND SIX MONTHS ENDED JUNE, 1996

RESULTS OF OPERATIONS

     Net revenue is recognized when products are shipped, or is based on the percentage of completion method as costs are incurred. No significant obligations remain outstanding and collection of the accounts receivable, in management's estimation, is deemed probable.

     Net revenue increased by $107,635, to $215,861, during the three months ended June 30, 1997, as compared to the same period in 1996. The increase was due to $47,828 of revenue from sales of the HumanCAD(R) division's MQPro(TM) software, which was launched in April 1997, an increase in Product Assessment and Redesign revenue of $39,535, and an increase of $22,500 in Intelligent Surface Technology ("IST") revenue. Net revenue increased by $76,511, to $287,232, during the six months ended June 30, 1997, as compared to the same period in 1996. The increase was primarily due to $54,876 of revenue from sales of MQPro(TM) software.

     Direct costs include salaries, product costs, equipment purchases for contracts, consulting fees and certain other costs. Gross profit may fluctuate from period to period. Factors influencing fluctuations include the nature and volume of services provided to individual customers which affect contract pricing, the Company's success in estimating contract costs (principally professional time), the timing of hiring new professionals, who may require training before gaining experience, efficiencies and meeting customer demands.

     Direct costs in total increased by $66,635, to $71,178, in the quarter ended June 30, 1997, and by $101,061, to $150,349, in the six months ended June 30, 1997, as compared to the same periods in 1996. The first six months of 1996 reflect lower direct costs because of a credit of $148,960, due to the elimination of a reserve no longer deemed necessary. Excluding this non-recurring item, direct costs were $18,575 lower in the three months ended June 30 and $47,899 lower in the six months ended June 30 than the comparable periods in 1996.

     As a result of the above, gross profit, as set forth in the table below, increased by $41,000 for the quarter ended June 30, 1997, and decreased by $24,550 for the six months ended June 30, 1997, as compared to the comparable periods in 1996.

                     Three Months Ended June 30       Six Months Ended June 30
                     --------------------------       ------------------------
                      1997                1996        1997                1996
                      ----                ----        ----                ----

Net revenue         $215,861            $108,226    $287,232            $210,721

Direct costs          71,178               4,543     150,349              49,288
                    --------            --------    --------            --------

Gross profit        $144,683            $103,683    $136,883            $161,433

Gross profit %         67%                 96%         48%                 77%

     Selling, general and administrative expenses increased by $50,432, to $618,091, for the three months ended June 30, 1997, and decreased by $48,289, to $1,027,026, for the six months ended June 30, 1997, as compared to the same periods in 1996. Included in these figures were $252,675 of costs in the six months ended June 30, 1997, of which $212,512 was incurred in the second quarter, in connection with the launch of the HumanCAD(R) division's MQPro(TM) software. Offsetting this was a reduction in expenses relating to the Company's Ergonomic Consulting Services business of $162,080 in the three months ended June 30 and $300,964 in the six months ended June 30, primarily in the areas of legal costs, salaries and benefits, consulting costs, reporting and exchange fees and insurance premiums.

     Research, development and engineering costs increased by $3,035 for the quarter ended June 30, 1997 and decreased by $16,083 for the six months ended June 30, 1997 from the same periods in 1996.

     Net interest income decreased by $11,383 for the three months ended June 30, 1997, and by $29,592 for the six months ended June 30, 1997, compared to the periods ended June 30, 1996. This was due to a decrease in assets available for investment.

     Net loss, as a result of the above, for the three months and six months ended June 30, 1997, was $490,437 and $908,678, respectively, as compared to a net loss of $466,587 and $918,908 for the comparable period in 1996.

     There was no tax benefit for the three months or six months ended June 30, 1997 and the three months or six months ended June 30, 1996. Losses which have increased the future availability of the net operating loss carryforward have been offset by valuation allowances.

LIQUIDITY AND CAPITAL RESOURCES

     Cash, cash equivalents and held-to-maturity securities were $240,964 as of June 30, 1997, compared to $526,344 as of December 31, 1996. Net cash used in operating activities, mainly to cover the net loss, was $1,338,021 for the six month period ended June 30, 1997. Financing activities, primarily the proceeds from a private placement completed on March 28, 1997 provided $1,054,370 in cash for the six month period ended June 30, 1997.

     Working capital was $666,585 as of June 30, 1997, compared to $597,293 as of December 31, 1996. The increase of $69,292 or 11.6% in working capital was primarily attributable to the proceeds from the private placement, reduced by the net loss incurred in the six months ended June 30, 1997.

     The Company expects that its working capital, together with revenue from operations, and the proceeds from future private placements, will be more than sufficient to meet any liquidity and capital requirements for the remainder of 1997.

     On March 19, 1997, the Company entered into an agreement with the owners of Drew Shoe Corporation ("Drew Shoe") whereby, the Company will purchase all of the Common Stock of Drew Shoe for approximately $5,500,000 subject to financing. Drew Shoe, of Lancaster Ohio, is a 125 year-old leading designer, manufacturer and distributor of medical footwear and orthotic products. Drew Shoe represents an opportunistic and synergistic vehicle for the Company to incorporate IST into medical footwear and orthotic products, for diabetics, arthritics, and the aging population.

     The Company has committed to spend $230,000 during the remainder of 1997 for the development of the Microvalve, which is a necessary component relating to certain applications of the IST.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid Expenses and Other Current Assets were $719,725 compared with $333,477 on December 31, 1996. During the six month period the Company accelerated (1) its acquisition related activities and (2) its marketing activities related to the launching of MQPro(TM) on March 10, 1997. The impact of the launch related activities, including marketing and product packaging, occurred primarily in the second quarter of the Company's fiscal year. On March 28, 1997, the Company signed a Stock Purchase Agreement to acquire Drew Shoe. Spending associated with the acquisition is expected to be included in the balance sheet of the subsidiary and amortized, beginning the month after the acquisition is concluded. Should the acquisition not occur, expenses associated with the acquisition will be expensed in the third quarter of the current fiscal year. Expenses associated with the launching of MQPro(TM) are being amortized over the remainder of the current fiscal year.

FORWARD-LOOKING STATEMENTS

     Information set forth in this Prospectus regarding the Company's plans for future operations constitutes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements should be considered in light of the factors set forth in the "Risk Factors" section of this Prospectus.

                                    BUSINESS

     The Company is a software technology company, specializing in providing ergonomic solutions (human factors engineering) to individuals, major corporations and government. The company's revenues are derived primarily from consulting services. The Company completed, in early 1996, its restructuring by focusing on (I)broadening and strengthening its patent portfolio, and accelerating the commercialization of the Company's Intelligent Surface Technology ("IST"), (II) continuing its development of proprietary software, which consists of the intelligent part of "IST", MQPro(TM) (formerly Mannequin(R)), and the EARLY(R) process, (III) building its ergonomic consulting services business, which consists of Ergonomic Product Assessment and Redesign, and Ergonomic Workplace Assessment and (IV) emphasizing a strategy of broadening and strengthening business relationships such as joint ventures, partnerships, licenses and other alliances. The Company has established a collaborative research and development relationship with the State University of New York at Stony Brook, with plans to establish additional relationships with other universities, government laboratories, and other subcontractors.

     The Company believes that its ergonomic consulting services are the primary source of new product ideas and with it, the potential for royalty income, as well as new product and service offerings.

     During the course of the Company's performance of ergonomic product and workplace assessment services, the Company from time to time develops certain know-how based upon data from its consulting services which it is able to embody into proprietary technologies. When this occurs, and it is believed that the technology is a significant enhancement from the existing technology, the Company files for patent protection under the laws of the United States and, if warranted, internationally.


INTELLIGENT SURFACE TECHNOLOGY

     Since 1991, the Company has been issued seven patents, one notice of allowance, and currently has four additional patent filings pending related to its Intelligent Surface Technology("IST"), which empowers surfaces to automatically measure any part of the body touching said surface and then, in real time, adjust themselves to conform to that user's body to provide comfort and fit. Such a surface is considered an intelligent surface because it is able to learn about the user and recognize patterns in the user's movements through the Company's proprietary software. The Company has identified applications for this technology in the primary areas of seating, footwear and bedding. In addition, the technology can be used for, among other things, handtools, exercise equipment and helmets.


     CURRENT LICENSEES

          TEXTRON. The Company and McCord Winn Textron, Inc., a subsidiary of Textron, Inc.("Textron"), signed a development and license agreement in March 1993(the "Textron Agreement"), which was amended in October 1993 and August 1996. Under the Textron agreement, the Company granted an exclusive worldwide license to Textron, to use the IST patents and know-how in the manufacture, use and sale of seats and seating components in the transportation industry, wheelchairs, office furniture applications, and hospital beds. In 1996, Textron informed the Company that it expects a certain 1998 model automobile to be introduced in the fall of 1997, to incorporate IST in the design of the driver and passenger seat.

          The August 1996 amendment to the Textron Agreement obligated Textron to pay royalties to the Company through December 31, 1999, for any products designed by Textron using the Company's IST. The royalties average 3% of net sales after the first $150,000 of net sales. After January 1, 2000, Textron shall be obligated to pay the Company royalties only for products designed which actually incorporate IST patents and know-how transmitted to Textron by the Company after May 31, 1996. The Company has disclosed to Textron that it has received four patents and one notice of allowance after May 31, 1996.

          REEBOK. In January 1994, the Company and Reebok signed a world-wide exclusive licensing and development agreement for the use of IST footwear. Generally, if the Company's technology is incorporated into Reebok's footwear, the Company expects to receive approximately $1.00 for every pair of shoes sold. In addition, Reebok has a right of first refusal to obtain exclusive licenses to use IST in athletic, sport and fitness equipment. Medical equipment and orthopedic shoes and other devices are specifically excluded from the Reebok license. The Company and Reebok are continuing to work closely in developing the application of the Company's IST, which is expected to be introduced in Reebok's footwear products in due course.

          SEALY. In August, 1996, the Company signed an agreement with Sealy, Inc. to utilize the Company's IST, computer software, know-how and expertise towards development of new Sealy products. Specifically, Sealy has an option agreement to utilize IST in its adjustable bed and a right of first refusal as applied to all bedding products (excluding medical bedding applications).

          Since 1991, when the first patent was issued in IST, the Company has recorded cumulative sales revenue of $1,009,753.


     POTENTIAL NEW LICENSEES

          The Company has identified several organizations that can benefit from its technologies and ergonomic design expertise. As a result of this activity, the Company is in advanced discussions with a (1) a manufacturer of recliners, (2) an office furniture company for office seating products,
     (3) an airline for its first class seat, (4) a wheelchair manufacturer, (5) a hospital bedding company, (6) a manufacturer of operating room tables,
     (7) a medical footwear company and (8) a tool manufacturer. It is actively pursuing the leading companies within these fields in order to increase the number of licensees and generate additional revenue.


     MARKETING STRATEGY

          The Company focuses on licensing rights to its IST technology to major corporations that meet specific criteria. Criteria include (1) size, (2) financial stability, (3) marketing presence and (4) sufficient resources to commercialize the Company's technology. The company's pricing objectives for the purchase of rights include an advance sufficient to insure the licensee's focus on commercialization of the technology and a royalty payment for each unit sold by the licensee.

     TECHNOLOGY STRATEGY

          The Company's technology objectives for IST are to increase the number of users for IST, license as many organizations as possible to use its IST and to commercialize its technology as rapidly as practical. The Company believes that these objectives can be accomplished by a strategy of (1) broadening and strengthening the Company's portfolio of patents in IST and
     (2) developing one or more key components in the IST system, such as a microvalve, self-generating power supply and intelligent switch, (3) enhancing its application engineering development capability, and (4) developing know-how and methodologies in incorporating IST into common products such as seats, helmets, footwear and hand-tools.


     IST PATENTS

          During 1995 and 1996, the Company substantially broadened and strengthened its intellectual property related to IST, both domestically and internationally. During, 1996, the United States Patent Office issued three patents and the Company received a notice of allowance from the European Patent Office. The Company now has seven issued patents, one notice of allowance, and four pending patents.

          The new patents, together with the pending patents, have enabled the Company to broaden its market for licensing its technology, both domestically and internationally. The newly allowed claims cover a broad range of uses of IST, especially for medical applications.


PROPRIETARY SOFTWARE DEVELOPMENT

     In addition to the IST software, the Company's other software development efforts have always been focused in areas that support the Company's Ergonomic Consulting services. Since 1989, the Company has developed, marketed, maintained, and continuously upgraded two proprietary software packages:
MQPro(TM) (formerly Mannequin(R)) and EARLY(R).


     MQPRO(TM) (FORMERLY MANNEQUIN(R))

          The Company's HumanCAD(R) division launched the marketing of MQPro(TM) software for Windows in the second quarter of 1997. The software is compatible with CAD and other graphic programs, and has motion capture capabilities useful for graphical illustrations and motion analysis. The Company believes that many universities, design organizations and government agencies, including NASA, are current users of the earlier version of MQPro(TM). The results of a successful beta test of the new version of MQPro(TM), and preliminary market survey confirmed that a substantial market exists, especially among CAD users and industrial designers. The Company estimates that there are approximately 2,000,000 CAD seats in existence, which has been growing at a rate of 400,000 seats per year.

          MQPro(TM) is a human modeling program that enables the user to render 3-dimensional scaleable humanoid figures on a personal computer (PC). These figures can be articulated into any position and then can be viewed from any angle, distance or perspective. The result of that view can be printed, plotted or exported to other graphics software for further enhancement of the image. The figures can walk, bend, reach and grasp objects. A user can test the functionality of many devices. The Company has recently upgraded a Windows(R) version that processes on all Windows(R) platforms.


     EARLY(R)

          The Company's EARLY(R) process (Ergonomic Assessment of Risk and Liability) allows the ergonomist to integrate videotapes of tasks with the assistance of sophisticated software to identify risk of Cumulative Trauma Disorders and determine opportunities for ergonomic intervention. This process could facilitate a good fit between the workplace and workers' capabilities. Currently, the Company's EARLY(R) process is marketed on a retail basis to industrial companies and governments, and wholesale to insurance companies. See Marketing of Ergonomic Consulting Services.

ERGONOMIC CONSULTING SERVICES BUSINESS

     The Company believes that its ergonomic consulting services are the primary source of new product ideas and with it, the potential for royalty income, as well as new product and service offerings. During the course of the Company's performance of ergonomic product and workplace assessment services, the Company from time to time develops certain know-how based upon data from its consulting services which it is able to embody into proprietary technologies. When this occurs, and it is believed that the technology is a significant enhancement from the existing technology, the Company files for patent protection under the laws of the United States and, if warranted, internationally.


     ERGONOMIC PRODUCT ASSESSMENT AND REDESIGN

          The Company performs comprehensive subjective and objective ergonomic testing of products. The tests quantify the product's relationship to the human subject in terms of comfort, fit, usability and user performance. Results of the ergonomic testing are used by product developers, manufacturers and industrial design firms to improve existing products and/or develop new ones. In essence, the Company serves as the "User's Representative", communicating user needs in terms that engineers and industrial designers can apply in the design of product. This analysis provides substantial guidance and a strong foundation for the design process.


     ERGONOMIC WORKPLACE ASSESSMENT

          Workers' Compensation coverage to employees cost U.S. employers over $100 billion in 1996. It is also estimated that more than 2.5 million people developed musculoskeletal disorders in 1996, and according to OSHA, each year over $20 billion dollars are spent on repetitive stress injuries (or Cumulative Traumatic Disorders). Many of these injuries involve lost duty time for recuperation and reassignment of injured workers to other jobs, in addition to medical treatment costs, thus escalating total workers' compensation costs.

          The Company provides Ergonomic Workplace Assessment services to industrial companies, government, and insurance companies, to reduce musculoskeletal injuries, through its proprietary EARLY(R) services and custom tailored consulting services and provides benefits including (1)the potential for improved productivity and (2)enhanced product and service quality.

          EARLY(R) is a unique laboratory service for the analysis of an organization's workplace for ergonomic health using proprietary computer-assisted software for biomechanical analysis. EARLY(R) allows for the prediction of musculoskeletal injury likelihood and the development of cost-effective solutions to reduce the risk factors related to Work Related Musculoskeletal Disorders (WMSDs) with emphasis on Cumulative Trauma Disorders.

          Benefits of the EARLY(R) service to clients are that it may (1)reduce workers' compensation costs, (2) help prevent work related musculoskeletal disorders, (3) assist in compliance with OSHA, NIOSH, and ADA regulations,
     (4) increase productivity and improve quality of life, (5)provide practical ergonomic engineering and off-the-shelf product solutions, and/or
     (6)organize job rotation schedules.

          EARLY(R) consists of a three-phase process: data collection, laboratory analysis and solution(s). Data collection includes a short videotape of the task being performed, an employee musculoskeletal stress questionnaire and historical injury and illness data. Laboratory analysis is performed by ergonomists using proprietary, computerized biomechanical modeling techniques at the Company's laboratories. Recommendations are provided from a data-base of standard solutions. If no solution is available from the data-base, customized solutions are also developed.

          Customized analyses, not typically available as part of standard EARLY(R), are provided including (1)unique recommendations which are beyond EARLY(R)'s database of standard solutions, (2)implementation assistance,
     (3)long-term monitoring and (4)follow-up.


     MARKETING OF ERGONOMIC CONSULTING SERVICES

          Ergonomics, human factors, originated in academia and was only recently popularized by industry. Because the sales process is long and complex, the Company's emphasis is on building long-term relationships with major organizations and maximizing return from each relationship. The company markets and promotes its Ergonomic Consulting Services with traditional methods including obtaining referrals from existing clients, publishing articles, speaking at seminars and conducting industry specific seminars. The Company is expanding the scope of its sales efforts to also include attending and exhibiting at trade shows, utilizing direct marketing techniques, building a highly experienced and professional sales team, advertising in selected trade publications and expanding its Internet web site.


     PRICING OF ERGONOMIC CONSULTING SERVICES

          The Company's pricing formula generally includes a fixed consulting fee together with a royalty which may be earned when the Company's ergonomic product redesign recommendations are commercialized or a percentage of cost savings when major ergonomic workplace assessment recommendations are implemented.


     BUSINESS RELATIONSHIP STRATEGY

          The Company focuses on building long-term relationships with major organizations as a key part of its marketing strategy. The Company's objective is to grow its revenue base through repeat business.


RESEARCH AND DEVELOPMENT

     The Company's research and development is focused on enhancing and commercializing the Company's core technologies. The Company attempts to minimize spending on research. Therefore, the Company typically attempts to acquire the rights to use an existing technology, if available. The Company will, however, fund research for technology, when the needed technology is not available. For example, the Company is funding research, design and development of a microvalve which is needed in the application of its IST for hand tools and footwear.

     The Company uses its internal resources and subcontractors, as needed, in its research and development activities. For example, the Company has established a collaborative research and development relationship with the State University of New York at Stony Brook, and plans to establish additional relationships with other universities, and government laboratories, as necessary.


COMPETITION

     Management of the Company believes that its unique technologies, proprietary software, methodologies and know-how are a competitive advantage. The Company believes that MQPro(TM) is the only software package of its kind that will process on a PC with a minimum of resources, i.e., 8 MB of memory. Most other human modeling software requires more computing resources such as workstation hardware. Therefore, MQPro(TM) has significant economic advantages over other competing software of its kind. With respect to its Ergonomic Workplace Assessment, there are many competing sources for similar services to the Company's offerings. However, the Company believes its EARLY(R) process, with its accompanying proprietary software, provides significant advantages in terms of (1) cost and (2)proven database solutions for its clients.

     There are many sources of ergonomic product design services, especially internal designers of organizations. Other companies and agencies are developing, and have developed, particular services and technologies that are competitive with the Company's services and technology and management believes that increased competition is likely. Some of the Company's competitors have significantly greater financial, technical and other resources than the Company.


GOVERNMENT REGULATION

     The Company's present and anticipated activities are not generally subject to government regulation in the United States or other countries.

     While the Company cannot predict the extent to which it may be affected by legislative or other regulatory developments, it does believe that the current policies of OSHA encourage the use of the Company's services. The Company believes that if OSHA continues to focus on ergonomic issues, it will result in both industry and the general public becoming more aware of the need for ergonomic services and products. Focus is also occurring at the FDA to encourage more human factor engineering in the design of medical devices.

     The costs and effects of complying with environmental laws by the Company are not material.


PROPRIETARY INFORMATION

     The patent process is a major protection for the Company's intellectual property. As of today, the Company has obtained seven patents (six in the United States and one European) and one notice of allowance, and has filed four additional United States patent applications relating to its IST. One of the four patents filed is significant because it is for a critical component needed to miniaturize the application of the IST. Such miniaturization will allow the Company to a) accelerate the commercialization of many applications, b) enter the very large and expanding medical footwear market with applications for diabetics, arthritics and the aging population, and c) provide applications to other industries, such as the hand tool industry. The Company also has five U.S. patents in fields other than IST.

     The Company protects its proprietary written material, know-how, computer software and technology which it has or may develop, through the use of United States copyrights, common-law trade secret protection, trademarks and service marks, and contractual arrangements. In addition, the Company enters into confidentiality arrangements with its employees, consultants and customers, and implements various measures to maintain "trade secret" protection for its products.

DREW SHOE ACQUISITION


     Since November of 1996, the Company has been working on raising the funds necessary to acquire Drew Shoe Corporation ("Drew Shoe") for approximately $5.5M in cash, notes and Common Stock and the Company believes that the proceeds of various financings (described herein) will be sufficient to complete the acquisition and to provide sufficient working capital for the ongoing operations of the combined entities. On March 20, 1997, the Company and the owners of Drew Shoe entered into a definitive purchase/sale agreement, which was subject to the Company obtaining sufficient financing to complete the acquisition by May 1997. The Company could not obtain this financing at that time on terms which it considered acceptable (and which it considered sufficient to complete the acquisition of Drew Shoe as well as fund the growth of BCAM and Drew Shoe). The Company, therefore, allowed its contractual right to purchase Drew Shoe Corporation to expire. On July 23, 1997, the Company reached an agreement with Drew Shoe to extend the deadline for the closing of the Drew Shoe Acquisition, as outlined in the Purchase Agreement, from March 28, 1997 to September 15, 1997, for $25,000 for each of the two owners of Drew Shoe, with the total of $50,000 to be credited to the purchase price at the closing.

     The Company is, therefore, continuing its effort to finance the acquisition of Drew Shoe and the Company expects that it can obtain the funding through the financings described herein and will be able to purchase Drew Shoe, although there can be no assurance that such purchase will occur.

     Drew Shoe is based in Lancaster, Ohio, and is a privately held company founded in 1875. Drew Shoe is a leading designer, manufacturer, marketer and distributor of premium priced men's (20%) and women's (80%) high quality, classically designed Medical and Comfort Shoes and Orthotic products, with significant brand name recognition. Drew Shoe's distribution network supplies independent retailers throughout the country, and sells directly to customers through 14 Drew Shoe-owned specialty retail stores throughout the United States. Drew Shoe's headquarters are located on 11 acres of land and occupies 108,000 square feet, of which 65,000 square feet is utilized for manufacturing and the remainder for warehouse and administrative offices. All facilities are company owned.

     Drew Shoe specializes in medical footwear for individuals requiring pedorthic/prescription products including those individuals (a) with congenital defects or injuries that produce foot deformities such that standard sizes do not fit properly, (b) who spend large amounts of time standing, especially on hard surfaces, (c) who experience pain from the effects of having worn ill fitting shoes, and (d) who suffer from diseases that affect the foot, especially arthritis and diabetes. Most foot problems are exacerbated by age with the over-50 segment of the population being particularly susceptible. The demographics of the U.S. population are expected to expand Drew Shoe's target market.

     The    target    market    for   Drew    Shoe   for    persons    requiring
pedorthic/prescription footwear is estimated to be between 2% and 5% of the population or two billion to four billion per year.

     The Company believes that Drew Shoe's market and reputation make it an acquisition that will position the Company to commercialize its IST in the Medical footwear market. Drew Shoe, following its acquisition and the applications of IST, will be positioned as the "leading edge" in a new generation of Medical footwear.

     Attached are the unaudited Statement of Income, Balance Sheet and Statement of Cash Flows for Drew Shoe for the periods ending December 31, 1996 and 1995 and for the interim period ending June 30, 1997 and 1996.


EMPLOYEES

     As of August 31, 1997, the Company had 16 employees and 7 part-time employees, including five in technical staff, three in sales and marketing, and three senior management members, with the rest being accounting and administrative staff. In addition, the Company established a collaborative research & development relationship with the State University of New York at Stony Brook, with plans to establish additional relationships with other universities, government laboratories, and other sub-contractors.

PROPERTIES

     Since 1990, the Company has leased office space at 1800 Walt Whitman Road, Melville, New York. The Company's lease expires on March 31, 2000. The current annualized lease rate for this space is approximately $138,000, which is subject to annual increases. The facility, which contains approximately 8,400 square feet, includes biomechanics research laboratories and a comprehensive ergonomic library as well as offices. The laboratories are used both for testing and for the redesign of products. The facilities are believed to be adequate for the Company's operations into the foreseeable future.


LEGAL PROCEEDINGS

     There are no material legal proceedings pending against the Company.


SUPPLIERS

     The Company provides services, and the materials it uses in its business may be obtained from numerous suppliers.


FORWARD-LOOKING STATEMENTS

     Information set forth in this Prospectus regarding the Company's plans for future operations constitutes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements should be considered in light of the factors set forth in the "Risk Factors" section of this Prospectus.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The current directors and executive officers of the Company are as follows:

        NAME          AGE                POSITION WITH COMPANY
        ----          ---                ---------------------

Michael Strauss        55      Chairman, President, Chief Executive Officer,
                               Chief Operating Officer and Director

Robert Wong            56      Vice Chairman, Chief Technology Officer, Acting
                               Chief Financial Officer, Acting Treasurer, Acting
                               Secretary and Director

Norman B. Wright       61      Vice Chairman, President and Chief Executive
                               Officer, HumanCAD(R) Systems and Director

Julian H. Cherubini    61      Director

Joel L. Gold           56      Director

Sandra Meyer           60      Director

Glenn F. Santmire      54      Director

     Michael Strauss became the Company's President and Chief Operating Officer effective January 2, 1995 and its Chairman of the Board and Chief Executive Officer on February 16, 1995. From 1991 to December 31, 1994, Mr. Strauss was President and Chief Operating Officer of Colorado Prime Corp., a home food service company providing home delivery of high quality, custom designed food programs to retail customers. From 1984 to 1991, he was Chairman and Chief
Executive Officer of Capital Credit Corporation, a subsidiary of Union Corporation, a New York Stock Exchange Company. Capital Credit Corporation provides receivables management and consumer debt collection services to corporations in the financial services, telecommunications, health care and related businesses. Prior to his tenure at Union Corporation, Mr. Strauss was employed by American Express Company in various senior management positions including Executive Vice President of the Financial Services Division of Shearson Lehman Brothers, Executive Vice President of Travel Related Services, and President of American Express Canada, Inc. Mr. Strauss has a BBA from the City University of New York and an MBA from the Baruch School-City University of New York.

     In February, 1995, Robert Wong was appointed Vice Chairman of the Board and Chief Technology Officer, after having become a director in February of 1994.
Since September, 1996, Mr. Wong is also serving as Acting Chief Financial Officer, Acting Secretary and Acting Treasurer. Previously, from February 1994 through February 1995, Mr. Wong worked as a representative for the Prudential Insurance Company, and was a private investor from 1989 to February 1995. Over the previous 27 years, Mr. Wong was founder and president of several technology companies and president of several subsidiaries of Coordinated Apparel, Inc. Mr. Wong has a Bachelor of Science in Electrical Engineering and also a Bachelor of Science in Industrial Management from Massachusetts Institute of Technology.

     In April,1997, Norman B. Wright was appointed President and Chief Executive Officer of the Company's HumanCAD(R) Systems Division and Vice-Chairman of the Company's Board of Directors. Previously, Mr. Wright was President and Chief Executive Officer of Virtek Vision International, Inc., a Canadian-based, multi-national laser-projection machine intelligence and pattern analysis systems designer and manufacturer. Prior to that he had been in senior management and had launched and guided a number of public technology companies through their successful development.

     Julian H. Cherubini was elected a director in June 1995 and is the President and Chief Executive Officer of AliMed, Inc., a company that manufactures and distributes a broad range of products for orthopedic rehabilitation, diagnostic imaging, operating rooms, occupational medicine and ergonomics. Mr. Cherubini founded AliMed, Inc. in 1970 and has served as its President and Chief Executive Officer since its inception. Mr. Cherubini holds a BS Degree in Metallurgy from the Massachusetts Institute of Technology and a Masters Degree in Materials and Radiochemistry from the University of Texas at Oak Ridge.

     Joel L. Gold was elected a Director in February 1994. In April 1996, Mr. Gold became Executive Vice President of L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. From 1993 to 1995, Mr. Gold was a managing director at Furman Selz Incorporated, an investment banking firm. Prior to joining Furman Selz, from 1991 to 1993, he was a managing director at Bear Stearns & Co., an investment banking firm. Previously, Mr. Gold was a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of MSA Realty Corp., Action Industries, Inc., Concord Camera, William Greenberg, Jr. Desserts and Cakes, Inc., Sterling Vision, Inc. and Life Medical Sciences. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.

     Glenn F. Santmire was appointed a director in October 1995. Since 1995 he has been employed by Unisys Corporation as Group Vice President of the Worldwide Finance-Market Sector Group. From 1994 to 1995 he was President of GFS Associates, Inc., a consulting firm which he founded. From 1992 to 1994 Mr. Santmire was a Senior Vice President at Mastercard International and from 1990 to 1992 he was President of Enhanced Telephone Services, Inc., a subsidiary of Citibank. Mr. Santmire possesses both a BA and an MBA degree from New York University as well as a law degree from George Washington University School of Law.

     Sandra Meyer was appointed a director in July of 1997. Ms. Meyer is the Senior Partner at Clark & Weinstock, a management consulting firm providing strategic advisory service to corporations and institutions. She is retired from Citicorp where she served as a senior corporate officer, Corporate Affairs. Prior to joining Citicorp, she served in increasingly senior marketing and general management positions at American Express and General Foods (now part of Kraft).

                                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                     Annual Compensation                  Compensation Awards
                                                     -------------------                  -------------------
                                                       Bonus        Other Annual     Options (#)      All Other
Name and Principal Position     Year       Salary ($)    ($)      Compensation ($)                 Compensation ($)
-------------------             ----              ---    ---      ----------------                 ----------------
Michael Strauss (1)             1996       $200,000        -           $8,280             -               -
Chairman, President, Chief      1995       $200,000        -           $7,743        1,000,000            -
Executive Officer and Chief     1994            -          -             -                -               -
 Operating Officer

Robert Wong (2)                 1996       $102,000        -           $6,000             -               -
Vice Chairman,                  1995       $ 87,000        -           $2,000          492,500            -
Chief Technology Officer,       1994           -           -             -               7,500            -
Acting Chief Financial
Officer, Acting Secretary,
and Acting Treasurer

(1) Mr. Strauss became employed by the Company as its President and Chief Operating Officer on January 2, 1995 at an annual salary of $200,000. He subsequently became Chairman and Chief Executive Officer with no additional compensation on February 16, 1995.

(2) Mr. Wong was elected a Director in February 1994. He became employed by the Company as its Chief Technology Officer, and was appointed Vice Chairman, on February 16, 1995 at an annual salary of $102,000. Since September, 1996, he is also serving as Acting Chief Financial Officer, Acting Secretary and Acting Treasurer with no additional compensation.

                 OPTION GRANTS IN FISCAL YEAR 1994 AND 1995 (9)
                                INDIVIDUAL GRANTS

                             NUMBER OF        % OF TOTAL OPTIONS
                            SECURITIES            GRANTED TO
                        UNDERLYING OPTIONS    EMPLOYEES IN FISCAL      EXERCISE OF BASE
NAME                        GRANTED (#)           YEAR 1995(9)            PRICE ($/SH)         EXPIRATION DATe

Michael Strauss              300,000 (1)             15.94%                 $1.0313                1/03/05
Chairman, President          200,000 (2)             10.63                   0.9219                2/16/05
& Chief Executive Officer    500,000 (3)             26.57                   1.0469                7/03/05


Robert P. Wong                 7,500 (4)              N/A                    1.6800                7/21/04
Vice Chairman, Chief          25,000 (5)              1.33                   0.9219                2/16/05
Technology Officer,          175,000 (6)              9.30                   0.9219                2/16/05
Acting Chief Financial        25,000 (7)              1.33                   1.0313                6/22/05
Officer, Acting              267,500 (8)             14.22                   1.0469                 7/3/05
Secretary and Acting
Treasurer

----------
      (1) Options vested are as follows: 100,000 shares on January 3, 1996; 100,000 shares on January 3, 1997; 50,000 shares on January 3, 1998; and 50,000 shares on January 3, 1999.

      (2) Options vested are as follows: 50,000 shares on February 16, 1996; 50,000 shares on February 16, 1997; 50,000 shares on February 16, 1998; and 50,000 shares on February 16, 1999.

      (3) Options vested are as follows: 125,000 shares on July 3, 1996; 125,000 shares on July 3, 1997; 125,000 shares on July 3, 1998; and
            125,000 shares on July 3, 1999.

      (4)   Options vested are as follows: 7,500 shares on July 21, 1994.

      (5) Options vested are as follows: 10,000 shares on August 16, 1995; 7,500 shares on February 16, 1996; and 7,500 shares on February 16, 1997.

      (6) Options vested are as follows: 43,750 shares on February 16, 1996; 43,750 shares on February 16, 1997; 43,750 shares on February 16, 1998 and 43,750 shares on February 16, 1999.

      (7) Options vested are as follows: 10,000 shares on December 22, 1995; 7,500 shares on June 22, 1996; and 7,500 shares on June 22, 1997.

      (8) Options vested are as follows: 66,875 shares on July 3, 1996; 66,875 shares on July 3, 1997; 66,875 shares on July 3, 1998; and 66,875 shares on July 3, 1999.

      (9) There were no options or stock appreciation rights granted or exercised or long term incentive plan payments during the year ending December 31, 1996 to the persons set forth in the Summary Compensation Table. See "Security Ownership of Certain Beneficial Owners and Management" for disclosure of Options granted in 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND CURRENT OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 AGGREGATED OPTION           OPTIONS AT AUGUST 15,        IN-THE-MONEY OPTIONS AT
                                 EXERCISES IN 1996                 1997* (#)               AUGUST 15, 1997* (9)

                            SHARES ACQUIRED    VALUE
NAME                        ON EXERCISE (#)   REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                                                 ($)

Michael Strauss                  ____            ____           550,000/450,000                  -0- / -0-
Chairman, President &
Chief Executive Officer*

Robert P. Wong                   ____            ____           278,750/221,250                  -0- / -0-
Vice Chairman , Chief
Technology Officer,
Acting  Chief Financial
Officer, Acting
Secretary and Acting
Treasurer*

* Does not include options granted subject to shareholder approval.

     There were no options or stock appreciation rights granted or exercised or long term incentive plan payments during the year ending December 31, 1996 to the persons set forth in the Summary Compensation Table. . See "Security Ownership of Certain Beneficial Owners and Management" for disclosure of Options granted in 1997.

MICHAEL STRAUSS

     Mr. Michael Strauss became the President and Chief Operating Officer of the Company effective January 2, 1995 pursuant to an employment agreement dated October 13, 1994 and amended on February 16, 1995. On February 16, 1995 Mr. Strauss became Chief Executive Officer and Chairman of the Board of Directors. Pursuant to a revised employment agreement effective January 1, 1997, and expiring December 31, 1999, unless renewed, Mr. Strauss receives a base salary at a rate of $225,000 per year. Mr. Strauss is also entitled to participate in the Company's benefit plans and to receive an allowance for the cost of an automobile. The employment agreement terminates upon death or long-term or permanent disability of Mr. Strauss. The Company may terminate Mr. Strauss' employment for "Cause" which is defined as (i) being convicted of a felony, (ii) a material breach of or failure to perform under the employment agreement, or
(iii) intentional dishonesty in the performance of his duties under the employment agreement. The Company may also terminate Mr. Strauss without cause on one hundred and eighty days prior written notice. Upon termination without cause, Mr. Strauss receives all salary and other compensation to date of termination, plus severance. Upon termination on death or disability, Mr. Strauss receives all salary and other compensation to date of termination. Upon termination for "Cause", Mr. Strauss receives all salary and other compensation except any earned but unpaid bonus. The employment agreement contains a covenant by which Mr. Strauss agreed not to disclose any of the Company's confidential information, nor use any of its property at any time, except as required in the conduct of his duties. Mr. Strauss further agreed to assign to the Company all inventions and works of authorship made, discovered, or conceived by Mr. Strauss during the term of employment and agrees to assist the Company in perfecting its rights to such property. In addition, Mr. Strauss has agreed not to compete with the Company for a period of 6 months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Strauss, during the time employed by the company, and for six(6) months thereafter, from (i) soliciting business or engaging in business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within two years preceding his termination or a prospective customer, (ii) inducing any such customers to reduce their business with the Company, (iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the two years prior to his termination of employment.

ROBERT P. WONG

     Mr. Robert P. Wong became the Vice Chairman and Chief Technology Officer of the Company effective February 16, 1995. Pursuant to an employment agreement effective January 1, 1997, and expiring December 31, 1998, unless renewed, Mr. Wong receives a base salary at a rate of $127,000 per annum. Mr. Wong is also entitled to participate in the Company's benefit plans and to receive an allowance for the cost of an automobile. The employment agreement terminates upon death or long-term or permanent disability of Mr. Wong. The Company may terminate Mr. Wong's employment for "Cause" which is defined as (i) being convicted of a felony, (ii) a material breach of or failure to perform under the employment agreement, or (iii) intentional dishonesty in the performance of his duties under the employment agreement. The Company may also terminate Mr. Wong without cause on one hundred and eighty days prior written notice. Upon termination without cause, Mr. Wong receives all salary and other compensation to date of termination, plus severance. Upon termination on death or disability, Mr. Wong receives all salary and other compensation to date of termination. Upon termination for "Cause", Mr. Wong receives all salary and other compensation except any earned but unpaid bonus. The employment agreement contains a covenant by which Mr. Wong agreed not to disclose any of the Company's confidential information, nor use any of its property at any time, except as required in the conduct of his duties. Mr. Wong further agreed to assign to the Company all inventions and works of authorship made, discovered, or conceived by Mr. Wong during the term of employment and agrees to assist the Company in perfecting its rights to such property. In addition, Mr. Wong has agreed not to compete with the Company for a period of 6 months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Wong, during the time employed by the Company and for six months thereafter, from (i) soliciting business or engaging in business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within two years preceding his termination or a prospective customer, (ii) inducing any such customers to reduce their business with the Company, (iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the two years prior to his termination of employment.

STOCK OPTION PLANS

     The Board of Directors and the Shareholders of the Company approved and adopted the 1995 Stock Option Plan(the "1995 Plan"). Pursuant to the 1995 Plan, the Company is permitted to issue ISOs and NQOs to employees, directors or consultants of the Company (ISOs and NQOs are hereinafter collectively referred to as "Options"). ISOs under the 1995 Plan are intended to qualify for the tax treatment accorded under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). NQOs are intended to be Options which do not qualify for the tax treatment accorded under Section 422 of the Code. The purpose of the 1995 Plan is to assist the Company in attracting and retaining the services of competent employees, directors and consultants. The 1995 Plan replaces all prior option plans and no further options will be granted under the prior option plans.

     Under the Code, generally, there will be no tax consequences from the grant or exercise of an ISO under the 1995 Plan. An employee holding (i) an ISO at least two years from the date of grant and (ii) the Common Stock issued on exercise for at least one year after the exercise, will have long term capital gain or loss income tax treatment for the gain or loss recognized on the sale of the Common Stock. The difference between the fair market value of the Common Stock at the time the ISO is exercised and the exercise price will be an "item of adjustment" under Code Section 56(b)(3) for purposes of the Alternative Minimum Tax under Code Section 55. If an employee disposes of the Common Stock without meeting these holding period requirements, the employee will realize ordinary income equal to the difference between the lesser of the fair market value of the Common Stock on the date of exercise and the exercise price or the amount realized over the adjusted basis and capital gain treatment for any excess realized, and the Company will be entitled to a corresponding income tax deduction, in an amount equal to the ordinary income realized by the employee. When an employee is entitled to capital gain treatment on the sale of the Common Stock, there is no taxable event to the Company. The employee also must remain a Company employee from the time the ISO was granted until three (3) months before the date of actual exercise, except that disabled employee or a deceased employee's representative may exercise an ISO twelve (12) months after termination of employment.

     Under the Code, generally, there will be no tax consequences from the grant of a NQO under the 1995 Plan. An employee, director or consultant holding a NQO shall be deemed to receive compensation upon exercise of the NQO in an amount equal to the excess, if any, of the fair market value of the Common Stock issued on exercise over the exercise price. The employee, director or consultant will realize ordinary income, and the Company will be entitled to a corresponding income tax deduction, in an amount equal to such excess. Such income constitutes "wages" subject to the withholding requirements of the Code. The basis of the Common Stock acquired pursuant to the NQO will be increased by the amount of taxable income attributable to the exercise. All gain or loss on the sale of the Common Stock will be capital gain or loss.

     The foregoing is based upon the current Federal tax laws and regulations and is not a complete description of the tax aspects of the 1995 Plan. In addition, each optionee may be subject to state and local taxes.

     All employees, directors and consultants of the Company, any subsidiary or any parent of the Company are eligible to participate in the 1995 Plan. Currently, three officers, three non-officer directors, and all other employees are eligible to participate. The Board of Directors anticipates that the number of eligible employees, directors and consultants may increase with the growth of the Company.

     The 1995 Plan is administered by the Board of Directors of the Company, which to the extent it shall determine may delegate its powers with respect to the administration of the 1995 Plan to a committee (the "Committee") consisting of not less than three members, who shall be directors of the Company. To the extent permitted under the express provisions of the 1995 Plan, the Board of
Directors shall have authority to determine which employees, directors or consultants are eligible to receive Options, the number of shares covered by each grant of an Option, and otherwise to interpret and administer the 1995 Plan. The Board of Directors may at any time terminate the 1995 Plan and may, under certain circumstances, amend the 1995 Plan, provided that no amendment may materially increase the maximum number of shares subject to the 1995 Plan, materially increase the maximum benefits accruing under the 1995 Plan, materially modify the requirements for eligibility, make any change requiring shareholder approval under the Code or the 1934 Act, or change the terms of an outstanding Option without the consent of the optionee.

     Under the 1995 Plan, ISOs to purchase shares of the Company's Common Stock shall not be granted with an exercise price less than 100 percent of the fair market value of the Common Stock on the date the ISO is granted; provided, however, than an employee that owns more than ten (10%) percent of the voting power of all classes of the Company's Common Stock shall not be granted an ISO with an exercise price of less than 110% percent of the fair market value of the Common Stock on the date of the grant. The option price per share with respect to each NQO granted under the 1995 Plan shall be determined by the Board of Directors. The employee, director or consultant shall pay for the Common Stock acquired on exercise of Options under the 1995 Plan by delivering a check payable to the order of the Company, or cash, a promissory note, or shares of Common Stock having a fair market value on the date of delivery equal to aggregate exercise price for such number of Option shares and any income tax withholding due. In no event shall the optionee have any right or status as a shareholder prior to the issuance of the Option shares.

     Options under the 1995 Plan shall have a term of not more than ten (10) years; provided, however, that in no event shall any ISO granted to a person then owning more than ten (10%) percent of the voting power of all classes of the Company's Common Stock be exercisable more than five (5) years after the date the Option is granted. Except for provisions requiring acceleration of vesting, no Option shall vest or be first exercisable prior to six months from the date of grant. Any Option granted to an employee under the 1995 Plan shall terminate three (3) months after termination of employment, except as may be extended by the Board. Any Option granted to a consultant or non-employee director shall terminate twelve (12) months after he ceases to be a consultant or non-employee director, except as may be extended by the Board. Any Option granted under the 1995 Plan shall terminate (i) on the earlier of the expiration of the Option or twelve (12) months after the date on which the optionee ceases to be an employee, a non-employee director, or a consultant if such termination results from the optionee's permanent and total disability; and (ii) on the earlier of the expiration of the Option or twelve (12) months after the optionee's death, if the optionee was an employee, non-employee director or consultant at death, during which period the optionee's executors or administrators may exercise any Option not exercised by the optionee during his lifetime. If the optionee's death occurs within three (3) months after termination as an employee, a non-employee director or a consultant, the Option may be exercised until the earlier of twelve (12) months following the date of the optionee's death or the expiration of the Option. The aggregate fair market value, determined at the time the ISO is granted, of the Common Stock with respect to which ISOs are exercisable for the first time by an employee in any calendar year under the 1995 Plan may not exceed $100,000. Subject to the foregoing and to the specific limitations set out in the 1995 Plan, any Option granted pursuant to the 1995 Plan shall contain provisions established by the Board of Directors setting forth the manner of exercise of such Option.

     Pursuant to the terms of the 1995 Plan, the number of shares covered by an Option and the Option price per share (as well as the maximum number of shares as to which Options may be granted to any one individual) are subject to adjustment for stock dividends, stock splits, mergers, consolidations, and other similar events. Otherwise, the maximum number of shares that can be issued under the 1995 Plan is 2,000,000.

     In the event of a change of control, all Options become fully vested. Change of control is deemed to occur when (i) any group becomes the owner of at least 20% of the total voting power of all classes of capital stock of the Company entitled to vote in an election, (ii) the current directors shall cease to constitute a majority of the board, (iii) the shareholders approve a certain plan of liquidation or merger or consolidation of the Company where the Company's current shareholders do not hold at least a majority of common stock of the surviving corporation or the Board of Directors immediately prior to the merger or consolidation would not constitute a majority of the Board of Directors of the surviving corporation, or the shareholders approve an agreement providing for the sale or other disposition of substantially all of the Company's assets.

     Unless sooner terminated in accordance with its terms, the 1995 Plan will expire on the date ten (10) years after the date of its adoption by the Board of Directors and no Option may be granted after that date.

     In 1989, the directors of the Company adopted and the stockholders of the Company approved the adoption of the 1989 Stock Option Plan(the "1989 Plan"). In 1992, the Board of Directors adopted and the stockholders approved the adoption of an amendment to the Plan to (a) increase the total number of shares with respect to which options may be granted by 500,000 to 1,565,957, (b) permit the granting of NQOs at a price per share less than the fair market value of the Company's Common Stock on the date of grant, (c) permit options to be exercised up to two years after termination of employment under certain circumstances, and
(d) make certain other changes necessary to bring the 1989 Plan into compliance with Rule 16b-3 under Section 16 of the 1934 Act ("Rule 16b-3"). The purpose of the 1989 Plan was to enable the Company to attract and encourage key employees, including officers and consultants, to contribute to the success of the Company by granting such employees ISOs and/or NQOs and by granting NQOs to such consultants. The 1989 Plan provides for the granting of options to purchase shares of the Company's Common Stock at a price per share not less than the fair market value on the date of grant, provided that NQOs may be granted at less than the fair market value of the Common Stock on the date of grant. No option may be outstanding for more than ten years after its grant.

     The 1989 Plan has been administered by the Board of Directors or a committee of not less than two or more directors appointed by the Board of Directors (the "Committee"). Members of the Board who are not employees of the Company are not eligible to participate in the 1989 Plan. The Board (or the Committee) had determined, among other things, the recipients of grants, whether a grant consisted of ISOs or NQOs or a combination thereof, and the number of shares to be subject to such options.

     Upon exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or check or, if authorized by the Board of Directors, by promissory note or in shares of the Company's Common Stock, or in a combination of the above. Generally, options may be exercised while the recipient is an employee of the Company and within 3 months after termination of employment. In the event of a termination of employment due to the death or permanent disability of an employee, options may be exercised up to twelve months following the date of termination (but in no event after the scheduled expiration date of the option).

     The 1989 Plan was replaced by the 1995 Plan.

     Pursuant to the 1995 Plan, the Board of Directors has granted options to acquire an aggregate of 1,760,500 shares of Common Stock of the Company (net of cancellations). The Board of Directors intends such options to be ISOs to the extent such is allowable under the Code. Any such options granted as ISOs which exceed such limitation shall be characterized as NQOs. The Board of Directors has also granted NQOs to acquire an aggregate of 165,000 shares of Common Stock (net of cancellations) pursuant to the 1995 Plan to various officers and directors and consultants.

     Pursuant to the 1989 Plan, the Board of Directors granted ISOs to acquire 32,000 shares of Common Stock of the Company (net of cancellations). In addition, the Board of Directors granted NQOs to acquire an aggregate of 400,000 shares of Common Stock of the Company (net of cancellations) to a consultant. The Board of Directors had also granted NQOs to acquire an aggregate of 100,000 shares of Common Stock (net of cancellations) pursuant to the Non-Statutory Plan to various officers and directors.

     All outstanding options are exercisable at prices ranging from $0.922 to $3.219 per share. The exercise prices of all outstanding options were determined by the Board to be not less than the fair market value of the Common Stock as of the date of grant. The options all expire not more than ten years after the date of grant and by their terms become void if any of the recipients violate any restrictive covenant or confidentiality agreement executed by them with respect to the Company.

DIRECTOR COMPENSATION

     Formerly, Directors received no cash compensation for their services as directors, but were reimbursed for expenses actually incurred by them with respect to attendance at Board of Directors meetings. However, effective July 1, 1995, non-employee Directors received a $5,000 retainer per year (paid on a quarterly basis) and $500 for every meeting attended and $500 for committee meetings fees if held separately from board meetings. There are no fees for telephonic committee or board meetings. Prior to July 1, 1995, the Company had compensated non-employee directors solely through the issuance of NQOs pursuant to the Non-Statutory Plan, which has expired. As of December 1, 1996, options to purchase 100,000 shares of Common Stock under the Non-Statutory Plan remain outstanding. Non-employee directors have been issued NQO's under the 1995 Plan. In addition, the Board has granted options to Messers, Gold, Cherubini, Santmire and Ms. Meyer for each to purchase 50,000 shares, granting of which is subject to shareholder approval. Accordingly, the Board has issued NQOs (exercisable during a ten-year term which options vest over a two-year period) to each of Messrs. Gold, Wong, Cohen, Cherubini and Santmire to purchase an aggregate of 192,500 shares of Common Stock at exercise prices ranging from $.922 to $1.680 per share, which was determined by the Board to be not less than the fair market value thereof on the date of grant.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 15, 1997, based on information obtained from the records of the Company with respect to the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to be owners of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee and certain executive officers, and (iii) all officers and directors as a group.

                                  Common Stock
                                  ------------

                                                        Amount and Nature         Percentage of Common
Name and Address of Beneficial Owner                of Beneficial Ownership(2)         Stock Owned
------------------------------------                --------------------------         -----------
Kirr, Marbach & Co LLC
621 Washington Street, Columbus, IN 47201                 2,042,500(3)                    12.8%

Michael Strauss(1)                                          883,333(4)                     5.5%

Robert P. Wong(1)                                           528,750(5)                     3.3%

Norman B. Wright(1)                                         250,000(6)                     1.6%

Joel L. Gold(1)                                             157,500(7)                     1.0%

Julian H. Cherubini(1)                                       75,000(8)                       *

Glenn F. Santmire(1)                                         67,500(9)                       *

Sandra Meyer(1)                                              50,000(10)                      *

All officers and directors as a group (7 persons)         2,012,083                       12.6%

----------
(1) All addresses are c/o BCAM International, Inc., 1800 Walt Whitman Road, Melville, New York 11747.

(2)  The Company  believes  that all persons named in the table have sole voting
     and   investment   power  with  respect  to  all  shares  of  Common  Stock
     beneficially owned by them.

(3) Includes warrants to purchase 700,000 shares of Common Stock exercisable within 60 days of the date hereof.

(4) Includes options to purchase 550,000 shares of Common Stock exercisable within 60 days of the date hereof, plus 333,333 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval. Does not include options to purchase 450,000 shares of Common Stock not exercisable within 60 days of the date hereof, and options to purchase 666,667 shares of Common Stock at $.75/share not exercisable within 60 days subject to shareholder approval.

(5) Includes options to purchase 278,750 shares of Common Stock exercisable within 60 days of the date hereof, plus 250,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval. Does not include options to purchase 221,250 shares of Common Stock not exercisable within 60 days of the date hereof, and options to purchase 250,000 shares of Common Stock at $.75 per/share not exercisable within 60 days subject to shareholder approval.

(6) Includes options to purchase 250,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval. Does not include options to purchase 250,000 shares of Common Stock at $.75/per share not exercisable within 60 days of the date hereof subject to shareholder approval.

(7) Includes options to purchase 57,500 shares of Common Stock exercisable within 60 days of the date hereof, plus 50,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval.

(8) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days of the date hereof, plus 50,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval.

(9) Includes options to purchase 17,500 shares of Common Stock exercisable within 60 days of the date hereof, plus 50,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval. Does not include options to purchase 7,500 shares of Common Stock not exercisable within 60 days of the date hereof.

(10) Includes options to purchase 50,000 shares of Common Stock which will be exercisable at $0.75 per share within 60 days subject to shareholder approval.

*    less than 1%

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     In June 1995, the Company authorized an increase in its authorized Common Stock from 20,000,000 shares, $.01 par value per share, to 40,000,000 shares, $.01 par value per share, of which 15,954,733 shares of Common Stock are issued and outstanding as of June 30, 1997, including 1,075,000 shares of common stock not yet registered. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available theretofore and in such amounts as the Board of Directors may from time to time determine. See "Dividend Policy." Each stockholder is entitled to one vote per share of Common Stock held by him. Under the Company's Restated Certificate of Incorporation the Common Stock is not subject to redemption. See "Certain Transactions-Redemption." Upon liquidation, dissolution or winding up of the Company and following provision for the liquidation preference of all outstanding preferred stock, the assets legally available for distribution to the holders of Common Stock are distributable ratably among the holders of the outstanding Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants will upon issuance, be fully paid and non-assessable. In September 1989, the Company authorized and adopted a Restated Certificate of Incorporation which provided that the Company's Common Stock is not entitled to any preemptive rights. The Company has received from each of its Pre-IPO Stockholders waivers of any preemptive rights such stockholders may have been entitled to with respect to prior issuances of securities by the Company.

WARRANTS

The following warrants are issued and outstanding:

                                                                            Number of
                                                                         Shares Obtained
                                       Number of       Exercise Price     Upon Exercise
                                       Warrants        (per share, as        of Each          Expiration
     Warrants                         Outstanding         adjusted)          Warrant             Dates
     --------                         -----------         ---------          -------             -----
     Redeemable Class B                 807,659           $1.50                1.2              1/18/98
     Redeemable Class E                 491,588           $1.25                1.1              1/18/98
     Non-Redeemable Class AA          1,075,000           $ .65                1.0              3/31/98
     Non-Redeemable Class BB             50,000           $1.03125             1.0              7/22/02

REDEEMABLE CLASS B AND REDEEMABLE CLASS E WARRANTS.

     The Redeemable Class B and E Warrants have been issued pursuant to a warrant agreement, dated January 17, 1990 (as amended, the "Warrant Agreement"), among the Company, the Underwriter and North American Transfer Co., as assignee from American Stock Transfer & Trust Company, warrant agent (the "Warrant Agent"), and are evidenced by warrant certificates in registered form.

WARRANT AMENDMENTS

     On December 20, 1996, the Company extended the expiration date of the Company's Redeemable Class B Warrants and Redeemable Class E Warrants to January 17, 1998 and amended the exercise price of the Redeemable Class B Warrants to $1.50/share .

     As provided initially in the Warrant Agreement, each Redeemable Class B Warrant entitled the holder thereof to purchase one share of Common Stock at exercise prices, ranging from $3.33 to $4.67 per share, subject to adjustment, at any time commencing upon issuance of the Redeemable Class B Warrants until the close of business on the expiration date (originally January 17, 1998), unless previously redeemed. The Redeemable Class B Warrants are subject to redemption by the Company at any time on not less than 30 days' prior written notice, at $.03 per Warrant, if (i) the average closing bid price of the Common Stock exceeds the applicable average closing bid price for any period of 30 consecutive business days ending within 15 days prior to the date of the notice of redemption and (ii) the Company has in effect a current prospectus covering the Common Stock issuable upon exercise of the Class B Warrants.

     The exercise price of the Redeemable Class B and E Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon the exercise of those Warrants are subject to adjustment in certain circumstances, including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock or sale of Common Stock at less than the market price of the Common Stock, provided that no adjustment shall be made unless and until the adjustment, or the aggregate of successive adjustments, would exceed $.25 per share. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company so as to enable those Warrant holders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of those Warrants.

     After giving effect to the foregoing provisions, the exercise prices for the Redeemable Class E and Redeemable Class B Warrants, have been adjusted to the prices set forth in the table below, and the number of shares to be obtained upon the exercise of the Class B Warrants has been increased from one share to one and two-tenths (1.2) shares; provided, that, the application of the foregoing provisions for adjustment upon the issuance of Redeemable Class E Warrants has not resulted in a further adjustment in the exercise prices of the Redeemable Class B Warrants because the amount of the adjustment has not exceeded $.25 per share.

     The current exercise prices for the Redeemable Class B Warrants are as follows:

                                                           EXERCISE PRICE
  WARRANTS AND PERIOD                                 (PER SHARE, AS ADJUSTED)
  Redeemable Class B                                            $1.50
  Redeemable Class E                                            $1.25

     The Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the respective expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate duly completed and executed, accompanied by payment of the full exercise price (by certified check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

     The terms of the Redeemable Class E Warrants are identical to those of the Redeemable Class B Warrants, excluding the adjusted exercise prices set forth above and the adjusted conversion ratio, provided that, pursuant to the terms of the Company's Discounted Warrant Plan, each Redeemable Class E Warrant entitles the registered holder thereof to purchase one and one-tenth (1.1) shares of Common Stock at $1.25 per share, subject to adjustment, at any time prior to its expiration on January 17, 1998.

NON-REDEEMABLE CLASS AA WARRANTS

     1,075,000 Non-redeemable Class AA Warrants were issued in 1997 in connection with a private placement offering for $1,075,000. 1,075,000 shares of the Company's Common Stock are issuable upon the exercise of the 1,075,000 Warrants at an exercise price of $.65 per share. The Non-RedeemableClass AA Warrants are exercisable until March 31, 2002. One Warrant is convertible into one share of the Company's Common Stock. As of the date of this filing, the Common Stock Shares issuable upon conversion of the Warrants had not been registered.

     The terms of the Non-Redeemable Class AA Warrants are identical to those of the Redeemable Class B Warrants, excluding the exercise prices set forth above and the conversion ratio, provided that, pursuant to the terms of the private placement offering, each Non-Redeemable Class AA Warrant entitles the registered holder thereof to purchase one share of Common Stock at $.65 per share, subject to adjustment, at any time prior to its expiration on March 31, 2002.

NON-REDEEMABLE CLASS BB WARRANTS

     50,000 Non-Redeemable Class BB Warrants were issued on July 22, 1997 in connection with the first tranche of a potential financing of $1,500,000. In addition, the Company expects to exercise its option to utilize the second tranche of $500,000 by September 8, 1997, resulting in the issuance of an additional 50,000 Non-Redeemable Class BB Warrants. Should the Company choose to exercise its option to utilize the third tranche of $500,000, the Company will be obligated to issue an additional 50,000 Non-Redeemable Class BB Warrants. The 150,000 aggregate potential outstanding Warrants are exercisable at $1.03125 per share. One Warrant is convertible into one share of the Company's Common Stock. The Non-Redeemable Class BB Warrants are exercisable until July 22, 2002. As of the date of this filing, no Common Stock Shares had been registered in connection with the Non-Redeemable Class BB Warrants.

     The terms of the Non-Redeemable Class BB Warrants are identical to those of the Redeemable Class B Warrants, excluding the exercise prices set forth above and the conversion ratio, provided that, pursuant to the terms of the private placement offering, each Non-Redeemable Class BB Warrant entitles the registered holder thereof to purchase one share of Common Stock at $1.03125 per share, subject to adjustment, at any time prior to its expiration on July 22, 2002.

ACQUISITION PREFERRED STOCK

     The  Company  is  authorized  to issue  750,000  shares of its  Acquisition
Preferred Stock, $.01 par value, none of which are presently issued and outstanding. The Acquisition Preferred Stock is only permitted to be issued as consideration pursuant to (i) a statutory merger or consolidation as to which the Company is the surviving entity, (ii) the acquisition by the Company of substantially all the assets or business of another entity or (iii) the acquisition by the Company of 50% or more of the voting securities of another entity. The Acquisition Preferred Stock is issuable from time to time in one or more series. The Board of Directors is authorized to fix, before issuance, (i) the voting powers, if any, and (ii) the designations, preferences and any other rights, qualifications, limitations and restrictions applicable to each series of Acquisition Preferred Stock, including, without limitation, dividend rates and conditions, dividend preferences, conversion and redemption rights and liquidation preferences. The Board of Directors may without approval of the holders of the Common Stock issue the Acquisition Preferred Stock with voting and conversion rights which may adversely affect the rights, including voting rights, of the holders of the Common Stock.

8% PREFERRED STOCK

     The Company is authorized to issue 15,000 shares of its 8% Preferred Stock, $10.00 par value, none of which are issued and outstanding. Holders of 8% Preferred Stock do not have any voting rights.

     Holders of shares of 8% Preferred Stock are entitled to cumulative cash dividends at an annual rate of $.80 per share, payable quarterly, as and when declared by the Board of Directors, before any dividend may be paid or declared on the Common Stock. The Company may at any time, and within five years after issuance must, redeem the 8% Preferred Stock, at $10.00 per share, together with accrued and unpaid dividends, if any. In the event of the liquidation or winding up of the Company, holders of the 8% Preferred Stock will be entitled to receive $10.00 per share, together with all accrued and unpaid dividends, before any amounts may be paid in respect of the Company's Common Stock.

PREFERRED STOCK OF BCA SERVICES

     On July 22, 1997, the Company commenced an offering of 150 shares of Redeemable Convertible Preferred Stock in BCA Services Inc. (a subsidiary of BCAM International, Inc.), the proceeds of which were to be used for working capital purposes. The first tranche was in the amount of $500,000 and 50 Redeemable Convertible Preferred Stock Shares were issued. The second tranche, expected to be drawn down by September 8, 1997, will also be in the amount of $500,000 and an additional 50 Redeemable Convertible Preferred Stock Shares will be issued. A third tranche is available to the Company to be drawn down up to sixty (60) days after the Company's registration statement is declared effective. Each share of BCA Services Inc. Preferred Stock entitles the holder to convert to a number of common shares of BCAM International Inc. at any time during a one year period following the closing date and is convertible into BCAM International, Inc. Common Stock at 70% of the average closing bid price of BCAM common stock over the three day trading period ending on the day preceding the conversion date. The conversion price may in no event be greater than $.9375("maximum price"). As of the date of this filing, none of the 6,000,000 shares of Common Stock which are expected to be registered in conjunction with the potential financing of $1,500,000 had been registered.


TRANSFER AGENT AND WARRANT AGENT

     North American Transfer Co., Freeport, New York is the Company's transfer and warrant agent.

BUSINESS COMBINATION PROVISIONS

     New York law regulates "business combinations," a term covering a broad range of transactions, between "resident domestic corporations" (as defined, which term would include the Company) and an interested stockholder, which is defined as any person beneficially owning, directly or indirectly, 20% or more of the outstanding voting stock of the resident domestic corporation or any affiliate or associate of such owner. However, if the interested stockholder has owned at least 5% of such outstanding voting stock at all times from October 31, 1985 to the date at which he or it first attains 20% ownership (the "Stock Acquisition Date"), the proposed business combination is exempt from this statute. Under the statute, a resident domestic corporation may not engage in any business combination with any interested stockholder unless (a) if the business combination is to occur within five years of the date the stockholder acquired 20% or more ownership, either the business combination or the stock acquisition must have been previously approved by the board of directors, or (b) the business combination is approved by a majority of outstanding voting shares (not including those shares owned by the interested stockholder), which approval may not be effectively given until approximately five years after the interested stockholder's Stock Acquisition Date, or (c) the consideration paid to the non-interested stockholders must meet certain stringent conditions imposed by the statute. The restrictions imposed by the statute will not apply to a corporation which amends its by-laws by the affirmative vote of a majority of its outstanding voting stock (not including those shares held by the interested stockholders) to "elect out" of the statute; provided that such amendment will not be effective for 18 months after such vote and will not apply to any business combination where the Stock Acquisition Date is on or prior to the date of the amendment.

     At this time, the Company will not seek to "elect out" of the statute and, therefore, the restrictions imposed by the statute will apply to the Company. The Company does not presently anticipate participating in any business combination or similar transaction covered by the "business combination" statute in the foreseeable future and is not actively considering or discussing any such transaction.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon issuance of all shares of Common Stock registered hereby, the Company will have 18,339,671 shares of Common Stock outstanding all of which are freely tradable, accept 1,075,000 shares of Common Stock which have not yet been registered. The 18,339,671 shares include 969,191 shares of Common Stock issuable upon exercise of Redeemable Class B Warrants, 540,747 shares of Common Stock issuable upon exercise of Redeemable Class E Warrants, and 875,000 shares of Common Stock issued in connection with Stock Options issued to Consultants.

     With respect to an aggregate of 2,292,500 of Common Stock under Stock Option plans that could be issued upon the exercise of options granted to employees and certain consultants, such stock is also expected to be freely tradable upon the exercise of the options, increasing total shares eligible for future sales to 20,632,171. There can, however, be no assurance that such options will be exercised on the dates on which such exercises and sales will occur.

     As of the date of this filing, the Company had 1,075,000 shares of Common Stock issuable on the exercise of 1,075,000 Non-Redeemable Class AA Warrants and 1,075,000 shares of Common Stock issued, all of which had not yet been registered, all of such Warrants and Shares issued in conjunction with a 1997 Private Placement Offering; 150,000 shares of Common Stock issuable, but not yet registered, on the exercise of 150,000 Non-Redeemable Class BB Warrants; and 6,000,000 shares of Common Stock issuable, but not yet registered, on the conversion of shares of Redeemable Convertible Preferred Stock in BCA Services Inc. Such stock is expected to be freely tradable upon the exercise of the options, and upon the conversion of the shares to the extent available under the terms of the Formula, up to, and including 6,000,000 shares, increasing maximum aggregate shares eligible for future sales to 27,857,171. There can, however, be no assurance that such options will be exercised on the dates on which such exercises and sales will occur.

                              PLAN OF DISTRIBUTION

     The securities registered hereby and described in this prospectus may be sold by the owner from time to time through dealers or brokers in transactions on NASDAQ Over-The-Counter market (Small Cap) at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Company is not aware of any agreements or arrangements on the part of any person concerning the sale of any of the securities registered hereby. The Company, at the request of any person intending to sell any of the securities registered hereby, will deliver copies of this prospectus, at no cost or charge, to such persons.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Ruskin, Moscou, Evens & Faltischek, P.C., Mineola, New York.

                                     EXPERTS

     The consolidated financial statements of BCAM International, Inc. at December 31, 1996 and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                          INDEX OF FINANCIAL STATEMENTS

BCAM International, Inc. Condensed Consolidated Balance Sheet--
June 30, 1997 (Unaudited).....................................................51

BCAM International, Inc. Condensed Consolidated Statements of Operations -
Six Months Ended June 30, 1997 and 1996 (Unaudited)...........................52

BCAM International, Inc. Condensed Consolidated Statements of Cash Flows -
Six  Months Ended June 30, 1997 and 1996 (Unaudited)..........................53

BCAM International, Inc. Notes to Condensed Consolidated Financial
Statements - June 30, 1997 (Unaudited)........................................54

Ernst & Young - Report of Independent Auditors................................56

BCAM International, Inc Condensed Consolidated Balance Sheet -
December 31, 1996.............................................................57

BCAM International, Inc Condensed Consolidated Statements of Operations -
Years Ended December 31, 1996 and 1995........................................58

BCAM International, Inc Condensed Statements of Common Shareholders'
Equity - Years Ended December 31, 1996 and 1995...............................59

BCAM International, Inc Condensed Consolidated Statements of Cash Flows -
Years Ended December 31, 1996 and 1995........................................60

BCAM International, Inc Notes to Condensed Consolidated Financial
Statements - December 31, 1996................................................61

Drew Shoe Corporation Condensed Consolidated Balance Sheet--
June 30, 1997 (Unaudited).....................................................73

Drew Shoe Corporation Condensed Consolidated Statements of Operations -
Six Months Ended June 30, 1997 and 1996 (Unaudited)...........................74

Drew Shoe Corporation Condensed Consolidated Statements of Cash Flows -
Six  Months Ended June 30, 1997 and 1996 (Unaudited)..........................75

Drew Shoe Corporation Condensed Consolidated Balance Sheet -
December 31, 1996(Unaudited)..................................................77

Drew Shoe Corporation Condensed Consolidated Statements of Operations -
Years Ended December 31, 1996 and 1995 (Unaudited)............................78

Drew Shoe Corporation Condensed Statements of Common Shareholders' Equity -
Years Ended December 31, 1996 and 1995 (Unaudited)............................79

Drew Shoe Corporation Condensed Consolidated Statements of Cash Flows -
Years Ended December 31, 1996 and 1995(Unaudited).............................80

Drew Shoe Corporation Notes to Condensed Consolidated Financial Statements -
December 31, 1996(Unaudited)..................................................81

                            BCAM International, Inc.
                Condensed Consolidated Balance Sheet (Unaudited)
                                  June 30, 1997

Assets
Current assets:
  Cash and cash equivalents                                                   240,964
  Accounts receivable, less allowance for doubtful accounts of $11,245         73,796
  Inventory                                                                    26,158
  Prepaid expenses and other current assets                                   719,725
                                                                         ------------
Total current assets                                                        1,060,643

Property, plant, and equipment, at cost:
  Furniture and fixtures                                                      220,318
  Equipment                                                                   586,421
  Leasehold improvements                                                       50,519
                                                                         ------------
                                                                              857,258
  Less accumulated depreciation and amortization                             (695,725)
                                                                         ------------
                                                                              161,533
Other assets, principally patents and capitalized software
  (net of accumulated amortization of $103,600)                               337,190
                                                                         ------------
Total assets                                                                1,559,366
                                                                         ============

Liabilities and shareholders' equity Current liabilities:
  Accounts payable                                                            203,715
  Accrued expenses and other current liabilities                              190,343
                                                                         ------------
Total current liabilities                                                     394,058

Other liabilities                                                               4,289
Commitments and contingencies                                                      -
Acquisition preferred stock, par value $.01 per share:
  Authorized 750,000 shares, no shares issued or outstanding                       -

Common shareholders' equity:
  Common stock, par value $.01 per share; authorized 40,000,000 shares,
  16,717,915 shares issued and 15,954,733 shares outstanding                  167,179
  Paid-in surplus                                                          16,002,908
  Deficit                                                                 (14,109,968)
                                                                         ------------
                                                                            2,060,119
  Less 763,182 treasury shares                                               (899,100)
                                                                         ------------
                                                                            1,161,019
                                                                         ------------
Total liabilities and shareholders' equity                                  1,559,366
                                                                         ============

See accompanying notes

                            BCAM International, Inc.
           Condensed Consolidated Statements of Operations (Unaudited)

                                       Three months ended June 30     Six months ended June 30
                                       ---------------------------   ---------------------------
                                           1997           1996           1997           1996
                                       ------------   ------------   ------------   ------------

Net revenue                            $    215,861   $    108,226   $    287,232   $    210,721
Costs and expenses:
  Direct costs of revenue                    71,178          4,543        150,349         49,288
  Selling, general and administrative       618,091        567,659      1,027,026      1,075,315
  Research, development and                  22,368         19,333         30,477         46,560
  engineering
                                       ------------   ------------   ------------   ------------
Total operating expenses                    711,637        591,535      1,207,852      1,171,163

                                       ------------   ------------   ------------   ------------
Net loss from operations                   (495,776)      (483,309)      (920,620)      (960,442)

Interest income, net                          5,339         16,722         11,942         41,534
                                       ------------   ------------   ------------   ------------
Net loss                               $   (490,437)  $   (466,587)  $   (908,678)  $   (918,908)
                                       ============   ============   ============   ============

Net loss per share                     $      (0.03)  $      (0.03)  $      (0.06)  $      (0.06)
                                       ============   ============   ============   ============

Weighted average number of common
  shares outstanding                     15,954,733     14,859,211     15,682,634     14,858,222
                                       ============   ============   ============   ============

See accompanying notes

                            BCAM International, Inc.

           Condensed Consolidated Statements of Cash Flows (Unaudited)

                                                                             Six months ended June 30
                                                                            --------------------------
                                                                                1997          1996
                                                                            ------------  ------------

Operating activities
Net loss                                                                    $  (908,678)  $  (918,908)
Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation                                                                 33,984        72,840
    Amortization                                                                 12,837          --
    Accrued interest on held to maturity securities                                --           7,172
    Changes in operating assets and liabilities:
      Accounts receivable                                                       (51,259)      (21,850)
      Inventory                                                                 (26,158)         --
      Prepaid expenses and other current assets                                (386,248)      116,210
      Other assets                                                             (121,492)      (77,821)
      Accounts payable, accrued expenses and sundry liabilities                 108,993      (139,033)
      Other liabilities                                                            --           4,707
                                                                            -----------   -----------
Net cash (used in) operating activities                                      (1,338,021)     (956,683)
                                                                            -----------   -----------

Investing activities
Loss from sale of equipment                                                       3,331          --
Proceeds from sale of equipment                                                   3,000          --
Purchase of equipment                                                            (8,060)         --
Proceeds from sale of held to maturity securities                                  --       1,500,000
                                                                            -----------   -----------
Net cash (used in) provided by investing activities                              (1,729)    1,500,000
                                                                            -----------   -----------

Financing activities
Net proceeds from short-term debt                                                  --         400,000
Net proceeds from sale of common stock                                        1,075,000          --
Net proceeds from exercise of options                                              --          18,440
Payment of stock registration and issuance costs                                (20,630)      (59,219)
                                                                            -----------   -----------
Net cash provided by financing activities                                     1,054,370       359,221
                                                                            -----------   -----------

(Decrease) increase in cash and cash equivalents                               (285,380)      902,538
Cash and cash equivalents at beginning of period                                526,344       701,686
                                                                            ===========   ===========
Cash and cash equivalents at end of period                                  $   240,964   $ 1,604,224
                                                                            ===========   ===========

See accompanying notes

                            BCAM International, Inc.
                                 ("the Company")

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                                  June 30, 1997

1. Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 1996.

2. Per Share Data

      Net loss per share has been computed on the basis of the weighted average number of common shares outstanding for each of the periods presented. Common stock equivalents have been excluded since their effect is antidilutive.

3. Income Taxes

      The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes". The Company has not reflected a benefit for income taxes in the accompanying Condensed Consolidated Statements of Operations for the three months and six months ended June 30, 1997 and the three months and six months ended June 30, 1996, since the future availability of net operating loss carryforwards have been offset in full by valuation allowances in accordance with FASB Statement No. 109.

4. Private Placement

      On January 15, 1997, the Company offered a minimum of 400,000 units, each consisting of one share of the Company's common stock and a non-redeemable Class AA warrant which entitled the holder to purchase one share of the Company's Common Stock at a price of $1.10 per share, until March 31, 1999. The proceeds were to be used for the advancement of various technologies as well as for working capital. The offering was completed on March 28, 1997, and the Company sold 1,075,000 units for $1,075,000. On May 14, 1997 the Company changed the conversion price of the Class AA warrants from $1.10 per share to $ .65 per share and extended the expiration date from March 31, 1999 to March 31, 2002.

5. Stock Purchase Agreement

      On March 19, 1997 the Company entered into an agreement with Drew Shoe Corporation ("Drew") to purchase all of the common stock of Drew for approximately $5,000,000. This commitment is contingent upon the Company obtaining the necessary financing to fund the purchase. The Company does not have any obligations under this agreement should management be unable to obtain this financing.

6. Subsequent Events

      On July 24, 1997, the Company completed an offering of 150 shares of Redeemable Convertible Preferred Stock in BCA Services Inc. (a wholly owned subsidiary of BCAM International, Inc.), the proceeds of which were used for working capital purposes. The first tranche was in the amount of $500,000 and 50 Redeemable Convertible Preferred Stock Shares were issued. Two additional tranches of $500,000 each are available to the Company to draw down on, one up to sixty(60) days after the Company's registration statement is declared effective, and another one up to sixty(60) days after the second tranche is drawn down.

      On July 23, 1997, the Company reached an agreement with Drew to extend the deadline for the closing of the Drew Shoe Acquisition, as outlined in the Purchase Agreement, from March 28, 1997 to September 15, 1997, for $25,000 for each of the two partners, with the total of $50,000 to be credited to the purchase price at the closing.

      The Company is in process of arranging the funding for the acquisition of Drew and, in conjunction with this effort, the following has occurred:

      On July 8, 1997 (modified on August 11, 1997), the Company received a commitment from Coleman and Company to work to consummate a private placement offer for a minimum of $3.5 Million and a maximum of $5.0 Million in Convertible and Redeemable Acquisition Preferred Stock, the shares of which will be convertible into shares of the Company's Common Stock. In conjunction with this equity funding, the Company expects that a group, including its largest shareholder, will purchase $1.0M of additional Preferred Stock, under substantially the same terms and conditions as the Coleman offer, bringing the total of the expected funding to between $4.5M to $6.0M. The proceeds are expected to be used for the acquisition of Drew and other working capital needs.

      On June 18, 1997, the Company received a commitment letter from Coast Business Credit to provide up to $6.5M in asset-based financing under a revolving line of credit to be secured by substantially all of the assets of Drew and to be guaranteed by BCAM International. The proceeds are expected to be used for the acquisition of Drew and for operating capital for Drew.

                         Report of Independent Auditors

Shareholders and Board of Directors
BCAM International, Inc.

We have audited the accompanying consolidated balance sheet of BCAM International, Inc., as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCAM International, Inc. at December 31, 1996, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

Melville, New York
February 27,  1997, except for Note
   10, as to which the date is March
   28, 1997

BCAM International, Inc.

                           Consolidated Balance Sheet

                                December 31, 1996

Assets
Current assets:
  Cash and cash equivalents                                                         $    526,344
  Accounts receivable - trade, less allowance for doubtful accounts
    of $11,245                                                                            22,537
  Prepaid expenses and other current assets                                              333,477
                                                                                    ------------
Total current assets                                                                     882,358
Property, plant and equipment, at cost:
  Furniture and fixtures                                                                 220,318
  Equipment                                                                              593,542
  Leasehold improvements                                                                  50,519
                                                                                    ------------
                                                                                         864,379
  Less accumulated depreciation and amortization                                         670,591
                                                                                    ------------
                                                                                         193,788
Other assets, principally patents (net of accumulated amortization
  of $263,874)                                                                           228,535
                                                                                    ------------
Total assets                                                                        $  1,304,681
                                                                                    ============
Liabilities and shareholders' equity Current liabilities:
  Accounts payable                                                                  $    118,501
  Accrued expenses and sundry liabilities                                                166,564
                                                                                    ------------
Total current liabilities                                                                285,065
Other liabilities                                                                          4,289
Commitments and contingencies                                                               --
Acquisition preferred stock, par value $.01 per share--authorized 750,000
  shares, no shares issued or outstanding                                                   --
Common shareholders' equity:
  Common stock, par value $.01 per share--authorized 40,000,000 shares, 15,642,915
    shares issued and 14,879,733 shares outstanding                                      156,429
  Paid-in surplus                                                                     14,959,288
  Deficit                                                                            (13,201,290)
                                                                                    ------------
                                                                                       1,914,427
  Less 763,182 treasury shares                                                          (899,100)
                                                                                    ------------
                                                                                       1,015,327
                                                                                    ============
Total liabilities and shareholders' equity                                          $  1,304,681
                                                                                    ============

See accompanying notes.

                            BCAM International, Inc.

                      Consolidated Statements of Operations

                                                               Year ended December 31
                                                                  1996           1995
                                                             ---------------------------

Net revenue                                                  $    604,554   $    752,077

Costs and expenses:
  Direct costs of revenue                                         272,980        598,270
  Selling, general and administrative                           1,801,915      1,831,494
  Research and development                                         97,854        185,819
                                                             ---------------------------
                                                                2,172,749      2,615,583
                                                             ---------------------------
Net loss from operations                                       (1,568,195)    (1,863,506)

Interest income, net of interest expense of $14,579 in 1996        54,055        174,026
                                                             ---------------------------
Net loss                                                     $ (1,514,140)  $ (1,689,480)
                                                             ===========================

Net loss per share                                           $      (0.10)  $      (0.11)
                                                             ===========================

Weighted average number of common shares and
  common equivalent shares outstanding                         14,868,128     14,818,055
                                                             ===========================

See accompanying notes.

                            BCAM International, Inc.

             Consolidated Statements of Common Shareholders' Equity

                                               Common Stock
                                              $.01 par value                                               Shares held in
                                           --------------------     Paid-in
                                             Shares     Amount      surplus        Deficit      Subtotal      Treasury      Total
                                           ----------------------------------------------------------------------------------------

Balance at January 1, 1995                 15,520,415  $155,204  $ 14,994,058  $ (9,997,670)  $ 5,151,592   $(899,100)  $ 4,252,492
Shares issued in connection with
   conversion of BCA Services, Inc. stock     100,000     1,000        99,000          --         100,000        --         100,000
Registration and issuance costs                  --        --         (59,299)         --         (59,299)       --         (59,299)
Net loss                                         --        --            --      (1,689,480)   (1,689,480)       --      (1,689,480)
                                           ----------------------------------------------------------------------------------------
Balance at December 31, 1995               15,620,415   156,204    15,033,759   (11,687,150)    3,502,813    (899,100)    2,603,713
Exercise of common stock warrants              22,500       225        20,520          --          20,745        --          20,745
Registration and issuance costs                  --        --         (94,991)         --         (94,991)       --         (94,991)
Net loss                                         --        --            --      (1,514,140)   (1,514,140)       --      (1,514,140)
                                           ----------------------------------------------------------------------------------------
Balance at December 31, 1996               15,642,915  $156,429  $ 14,959,288  $(13,201,290)  $ 1,914,427   $(899,100)  $ 1,015,327
                                           ========================================================================================

See accompanying notes.

                            BCAM International, Inc.

                      Consolidated Statements of Cash Flows

                                                                   Year ended December 31
                                                                     1996          1995
                                                                 --------------------------
Operating activities
Net loss                                                         $(1,514,140)  $(1,689,480)
Adjustments to reconcile net loss to net cash used in operating activities:
    Provision for doubtful accounts                                     --          34,726
    Depreciation                                                      86,220       103,479
    Amortization                                                     103,895        63,648
    Interest accreted on held-to-maturity securities                    --        (114,370)
    Changes in operating assets and liabilities:
      Accounts receivable                                            113,458       (50,866)
      Prepaid expenses and other current assets                      (99,892)       (3,105)
      Other assets                                                  (150,618)      (49,492)
      Accounts payable, accrued expenses and sundry liabilities     (137,606)     (277,998)
      Other liabilities                                               (3,554)      (26,888)
                                                                 --------------------------
Net cash used in operating activities                             (1,602,237)   (2,010,346)
                                                                 --------------------------

Investing activities
Purchases of property, plant and equipment                            (6,031)       (5,188)
Proceeds from sale of equipment                                         --           1,200
Purchases of held-to-maturity securities                                --      (2,799,782)
Proceeds from sale of held-to-maturity securities                  1,507,172     4,535,000
                                                                 --------------------------
Net cash provided by investing activities                          1,501,141     1,731,230
                                                                 --------------------------

Financing activities
Proceeds from note payable                                           400,000          --
Repayment of note payable                                           (400,000)         --
Net proceeds from exercise of stock options                           20,745          --
Payment of stock registration and issuance costs                     (94,991)      (59,299)
                                                                 --------------------------
Net cash used in financing activities                                (74,246)      (59,299)
                                                                 --------------------------
Decrease in cash and cash equivalents                               (175,342)     (338,415)
Cash and cash equivalents at beginning of year                       701,686     1,040,101
                                                                 ==========================
Cash and cash equivalents at end of year                         $   526,344   $   701,686
                                                                 =========================

See accompanying notes.

                            BCAM International, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1996


1. Description of Business and Principles of Consolidation

BCAM International, Inc. (the "Company") is a software technology company, specializing in ergonomic (human factor) solutions for individuals, government, and for major corporations. The Company commenced a restructuring in 1995 by focusing on (i) accelerating the development and commercialization of the Company's Intelligent Surface Technology ("IST"), (ii) continuing its development of proprietary software, which consists of IST, MQPro(TM) (formerly Mannequin(R)), the EARLY(R) process and Back-to-Work(TM) methodology, and (iii) upgrading and marketing its proprietary software products, and marketing Software Based Ergonomic Consulting Services. The Company also provides its Traditional Ergonomic Consulting Services in Ergonomic Product Assessment and Redesign and Ergonomic Workplace Assessment, with emphasis on broadening and strengthening long-term business relationships such as joint ventures, partnerships, licensees and other alliances.

The consolidated financial statements include the accounts of BCAM International, Inc. and its subsidiaries, BCA Services, Inc., and BCAM Technologies, Inc., collectively referred to as the "Company". BCA Services, Inc. was established in December 1993 to directly focus on providing comprehensive ergonomic laboratory assessment services to U.S. manufacturing and service industries for measuring the potential risk of musculoskeletal injury. The operations of BCAM Technologies, Inc., formed in December 1992, which were not significant, were terminated in December 1993.

2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 1996 consist of demand and money market accounts with U.S. banks ($56,759) and a money market account with a U.S.
investment institution ($469,585).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ from those estimates.

Revenue

Revenue is recognized based on the percentage of completion method as costs are incurred, no significant obligations remain outstanding and collection of the accounts receivable, in management's estimation, is deemed probable.

Property, Plant and Equipment

Depreciation is computed using the straight-line method at rates based on the estimated useful lives of the related assets. The estimated useful lives for furniture and fixtures is 10 years and equipment is 7 years. Leasehold improvements are amortized over the lease term or estimated useful life of the improvements, whichever is shorter.

Other Assets

Patents, trademarks and other intellectual properties are initially capitalized at cost. This amount ($143,344 at December 31, 1996) is being amortized using the straight-line method over the estimated useful lives of the underlying assets of approximately 5 years.

In 1996, the Company capitalized software development costs of $85,191. These costs will be amortized over two years using the straight-line method commencing when the software is deemed available for sale.

Research and Development

Research and development costs are charged to operations in the period incurred.

Income Taxes

The Company accounts for income taxes using Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes." At December 31, 1996, the Company has net operating loss carryforwards of approximately $13,741,000 for income tax purposes, expiring through 2011.

At December 31, 1996 and 1995, deferred tax assets approximating $4,672,000 and $4,129,000, respectively, arising from the future availability of net operating loss carryforwards have been offset in full by valuation allowances in accordance with FASB Statement No. 109.

Net Loss Per Share

Net loss per share has been computed on the basis of the weighted average number of common shares outstanding. Common stock equivalents have been excluded because their effect is antidilutive.

Stock-Based Compensation

In 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the standard, the Company elected to continue to account for its stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations (APB 25). Under APB 25, because the exercise price of the Company's stock options granted equals the market price of the underlying stock on the date of the grant, no compensation expense is required to be recognized.

Accounting Change

In 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. This adoption had no effect on the consolidated financial statements.

Reclassification

Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

3. Acquisition Preferred Stock

The Company is authorized to issue 750,000 shares of its acquisition preferred stock, $.01 par value, none of which are presently issued and outstanding. The acquisition preferred stock is only permitted to be issued as consideration pursuant to (i) a statutory merger or consolidation as to which the Company is the surviving entity, (ii) the acquisition by the Company of substantially all the assets or business of another entity or (iii) the acquisition by the Company of 50% or more of the voting securities of another entity. The acquisition preferred stock is issuable from time to time in one or more series. The Board of Directors is authorized to fix, before issuance, the voting powers, if any, the designations, preferences and any other rights, qualifications, limitations and restrictions applicable to each series of acquisition preferred stock, including, without limitation, dividend rates and conditions, dividend preferences, conversion and redemption rights and liquidation preferences.

4. Common Shareholders' Equity

On January 24, 1990, the Company issued and sold 1,100,000 units for $4.00 per unit in connection with a public offering. The net proceeds, after accounting for direct expenses of the offering, were approximately $3,397,000. On February 26, 1990, the underwriter issued and sold an additional 165,000 units at $4.00 per unit resulting from the exercise of the overallotment option and the Company received net proceeds of $574,200. Each unit consists of three shares of common stock and two Class A warrants. Each Class A warrant is exercisable to purchase one share of common stock and one Class B warrant at a price of $2.00, subject to adjustment, commencing one year from the date of the Prospectus (January 17, 1990) until January 17, 1997 (extended from January 16, 1995) subject, in certain circumstances, to earlier redemption by the Company. As a result of the dilutive effects of private placements (see Note 7) and the Discounted Warrant Plan (see below), the number of shares issuable under and the exercise price of the Company's Class B warrants, which may be exercised commencing upon issuance until January 17, 1998 (extended from January 17, 1997), have been adjusted such that each Class B warrant, as adjusted, entitles the holder to purchase one and two tenths (1.2) shares (originally one share) of Common stock at an adjusted price that varies from $2.69 to $3.23 to January 17, 1997 and $1.50 per share thereafter (originally $3.33 to $4.67). As a result of the issuance of approximately 1,717,000 Class E warrants pursuant to the Discounted Warrant Plan, each Class A warrant remaining unexercised entitles the holder thereof to purchase one and two-tenth (1.2) (originally one share) shares of common stock and one Class B warrant at an adjusted price per share, subject to further adjustment, of $1.72. Since the Company has satisfied the condition of redemption, namely the closing bid price of common stock of the Company exceeding $2.67 for a period of 30 consecutive business days, the remaining Class A Warrants were called effective November 19, 1993. The Company extended the redemption date to December 20, 1993 and 807,659 Class A Warrants were exercised resulting in the issuance of 969,191 shares of common stock and 807,659 Class B Warrants exercisable to purchase 969,191 shares of common stock and receipt by the Company of net proceeds of $1,667,008.

4. Common Shareholders' Equity (continued)

In connection with the public offering, the Company sold 110,000 Unit Purchase Options (the "Unit Options") to the underwriter and a finder on January 24, 1990 for a nominal consideration. The units purchasable upon exercise of the Unit Options are identical to the units sold in the public offering, except that the warrants included therein are not redeemable. The Unit Options are exercisable at 130% of the public offering price subject to certain antidilution adjustments. The Unit Options are exercisable during the five-year period (originally three-years) commencing two years from the date of the public offering, expiring January 17, 1997. As a result of the dilutive effects of the private placement, the number of Unit Options has been increased to 127,547 and the unit price adjusted to $4.35 per unit (originally $5.20 per unit). Pursuant to a settlement agreement certain Unit Purchase Option holders surrendered for exercise in full 30,369 units in a cashless transaction that provided them with 85,674 shares of common stock representing the excess of the fair market value of the common stock and Class A warrants, over the exercise price of the Unit. At December 31, 1996, there were 97,178 units (underwriter) and 1,568 units (finder) outstanding.

In October 1991, the Board of Directors of the Company approved a Discounted Warrant Plan, providing for 1) a reduction in the price of each Class A warrant which was exercised during the Class A Limited Exercise Period (expired in 1992) from $2.00 to the discounted price of $1.50 per share of common stock, and 2) the issuance to each holder who exercised a discounted Class A warrant during the Class A Limited Exercise Period, a Class E warrant, in lieu of a Class B warrant, which has the same terms and conditions as the Class B warrants, except that the price of each Class E warrant was reduced to the discounted price of $1.25 per share of common stock until the expiration date on January 17, 1998 (extended from January 16, 1995).

Pursuant to the Discounted Warrant Plan, approximately 1,717,000 Class A warrants were exercised resulting in the issuance of approximately 1,717,000 shares of common stock and 1,717,000 Class E warrants exercisable to purchase approximately 1,888,700 shares of common stock and the receipt by the Company of net proceeds of approximately $2,500,000. During the year ended December 31, 1993, 1,022,825 Class E warrants were exercised resulting in an issuance of 1,125,109 shares of common stock and receipt by the Company of net proceeds of $1,406,464. In connection with the exercise of the E warrants, options to purchase 38,508 unregistered shares of common stock exercisable at prices ranging from $3.31 through $3.44 per share were issued to two registered brokerage houses, as an inducement for their exercise of the aforementioned Class E warrants. The options were exercisable for 18 months from the dates of exercise of the Class E warrants (October 1993). In addition, through December 31, 1992, 202,588 Class E warrants were exercised resulting in the issuance of approximately 223,000 shares of common stock and the receipt by the Company of net proceeds of approximately $280,000. In connection with the Discounted Warrant Plan, the Board of Directors issued in 1992 an aggregate of 166,154 restricted shares of common stock of the Company to two registered brokers, in full payment of the compensation due them for soliciting the exercise of the Class A warrants.

4. Common Shareholders' Equity (continued)

In June 1991, Class D warrants exercisable over a five-year term to purchase 176,250 shares of common stock at $2.00 per share and Class C warrants exercisable over a five and one-half year term (originally five-year term) to purchase 200,000 shares of common stock at $1.00 per share were issued in connection with the private placement (see Note 7). As a result of the exercise of Class E warrants and pursuant to provisions for adjustment of the exercise price of the Company's Class D warrants, each Class D warrant entitles the holder to purchase approximately two and three-tenths (2.3) (originally one share) shares of common stock at an adjusted price per share, subject to further adjustment, of approximately $.88 per share and each Class C warrant to purchase 228,571 (originally 200,000) shares of common stock at $.88 per share. Through December 31, 1996, 173,750 Class D warrants have been exercised resulting in an issuance of 397,143 shares of common stock and the receipt by the Company of $347,500 and 63,334 Class C warrants have been exercised resulting in an issuance of 72,334 shares of common stock and the receipt by the Company of $63,344. The Class C warrants still outstanding which were to expire on January 17, 1997 were extended to March 18, 1997 and the price was reduced to $.75 per share. Such warrants expired unexercised.

Effective June 22, 1995, the Company's shareholders voted to increase the number of authorized common stock from 20 million shares to 40 million shares.

Common shares reserved for future issuance as of December 31, 1996 are approximately as follows:

      Units sold in public offering in 1990:
         Class B warrants                                          969,000
         Class E warrants                                          541,000
      Third party options (Note 5)                                 500,000
      Unit Options                                                 766,000
      1989 Stock Option Plan (Note 5)                              432,000
      1989 Nonstatutory Plan (Note 5)                              100,000
      1995 Stock Option Plan                                     1,761,000
      Warrants issued in private placement in 1991 (Note 7):             0
         Class C warrants                                          156,000
         Class D warrants                                            6,000
                                                               ------------
                                                                 5,231,000
                                                               ============

5. Stock Options

In June 1995, the shareholders of the Company approved the adoption of the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan provides for the granting of incentive stock options ("ISOs") and/or nonqualified stock options to employees, directors or consultants of the Company to purchase an aggregate of 2,000,000 shares of the Company's common stock. The option price per share for ISOs granted under the 1995 Plan shall not be less than the fair market value of the Company's common stock on the date of grant. Furthermore, the option price per share shall be determined by the Board of Directors. Options vest based on certain provisions related principally to future services. Options are exercisable over various periods up to ten years from the date of grant. No option may be granted under the 1995 Plan after June 2005. At December 31, 1996, there were 219,500 shares available for granting of future options. The 1995 Plan replaced all prior option plans and no further options will be granted under the prior option plans.

In 1989, the shareholders of the Company approved the adoption of a 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan provided for the granting of incentive stock options and/or nonqualified stock options to key employees and consultants to purchase shares of the Company's common stock at a price per share not less than the fair market value on the date of grant. In 1992, the Plan was amended to (a) increase the number of shares to 1,565,957, (b) permit the granting of nonqualified stock options at a price per share less than the fair market value of the Company's common stock on the date of grant and (c) permit options to be exercised up to two years after termination of employment under certain circumstances. Options vest based on certain provisions related principally to future services. Options are exercisable over various periods up to six years from the date of grant. Pursuant to the terms of the 1995 Plan, no options may be granted under the 1989 Plan subsequent to June 22, 1995.

In 1989, the Company also adopted a Nonstatutory Stock Option Plan (the "1989 Nonstatutory Plan") for directors. Under the 1989 Nonstatutory Plan, the Company could grant options for the purchase of an aggregate of 355,000 shares of common stock at not less than fair market value at the date of grant. The options expire at various dates. Pursuant to the terms of the 1995 Plan, no options may be granted under the 1989 Nonstatutory Plan subsequent to June 22, 1995.

Option activity during each of the two years ended December 31, 1996 for the 1989 Plan and the 1989 Nonstatutory Plan is summarized as follows:

                                    1989 Nonstatutory Plan                     1989 Plan
                                      Shares Under Option                 Shares Under Option
                                 -----------------------------------------------------------------------
                                                                                 Weighted
                                                     Number                       Average     Number
                                 Option price per      of      Option price per  Exercise        of
                                       share         Shares         share         Price       Shares
                                 -----------------------------------------------------------------------

Balance at January 1, 1995                           190,833                                  988,008
Granted                                                    -              $.92                119,000
Cancelled/expired                $1.13 to $2.56      (90,833)    $.92 to $3.47               (655,008)
                                                  -------------                            -------------
Balance at December 31,1995                          100,000                       $1.95      452,000
Exercised                                                  -              $.92      $.92       (2,500)
Cancelled                                                  -     $.92 to $3.13     $2.18      (17,500)
                                                  -------------                            -------------
Balance at December 31,1996                          100,000                       $1.94      432,000
                                                  =============                            =============

Option activity during each of the two years ended December 31, 1996 for the 1995 Plan is summarized as follows:

                                                                   1995 Plan
                                                              Shares Under Option
                                            ------------------------------------------------------
                                                                    Weighted           Number
                                            Option price per         Average             of
                                                  share          Exercise Price        shares
                                            ------------------------------------------------------

       Balance at January 1, 1995                                                          -
       Granted                              $0.92 to $1.68                           1,962,500
       Cancelled/expired                             $0.92                             (30,000)
                                                                                   ---------------
       Balance at December 31,1995                                    $1.04          1,932,500
                                                                                   ---------------
       Granted                              $0.95 to $1.20            $1.09            198,000
       Cancelled/expired                             $0.92            $1.09           (350,000)
       Exercised                                     $0.92            $0.92            (20,000)
                                                                                   ---------------
       Balance at December 31,1996                                                   1,760,500
                                                                                   ===============

During 1996, the Company granted 100,000 fully vested nonstatutory stock options at fair market value to a third party, which are exercisable for a period of ten years at a price of $1.17 per share. In addition, during 1995, the Company granted 300,000 fully vested nonstatutory stock options at fair market value to a third party, which are exercisable for a period of eighteen months at a price of $1.05 per share, and 5,000 nonstatutory stock options at fair market value to a third party, which were cancelled in 1996. Further, in 1994 the Company granted 100,000 nonstatutory stock options at fair market value to a third party, which vest ratably over two years and are exercisable for a period of five years at a price of $1.69 per share. At December 31, 1996, 500,000 of these options are outstanding.

                                 * * * * * * * *

Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, "Accounting for Stock-Based compensation" which requires that the information be determined as if the Company has accounted for its stock options granted subsequent to December 31, 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model. The Company's pro forma information follows:

                                                   December 31
                                             1996               1995
                                          ------------------------------

       Pro forma net loss                 $(1,861,660)       $(1,876,559)
       Pro forma loss per share           $      (.13)       $      (.13)

The fair value of these options at the date of the grant was estimated with the following weighted average assumptions for 1996 and 1995: risk free interest rates ranging from 5.7% to 7.1%, no dividend yield, volatility factor of the expected market price of the Company's common stock of 49%, and a weighted average expected life of the options ranging from six to eight years. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994 and employee stock options granted vest over a period from one to four years, its pro forma effect will not be fully reflected in pro forma net income.

The following table summarizes information about stock options outstanding at December 31, 1996:

                           Options Outstanding                   Options Exercisable
                ------------------------------------------  ---------------------------
                                  Weighted
                    Number         Average      Weighted        Number       Weighted
   Range of     Outstanding at    Remaining     Average     Outstanding at   Average
Exercise Price   December 31,    Contractual    Exercise     December 31,    Exercise
                    1996             Life        Price           1996         Price
---------------------------------------------------------------------------------------

 $0.92-$1.00        495,500       8.0 years      $0.92          157,250       $0.92
 $1.01-$2.00      1,589,000       6.8 years      $1.12          708,375       $1.12
 $2.01-$3.22        208,000       0.2 years      $2.64          205,000       $2.65
---------------------------------------------------------------------------------------
 $0.92-$3.22      2,292,500       2.5 years      $1.22        1,070,625       $1.38
=======================================================================================

The weighted average fair value of all stock options granted in 1996 was $.70 per share.

6. Leases

The Company leases its office space for a term extending through March 31, 2000. In August, 1996, this lease was modified to reflect a reduction in leased space. Additionally, the Company has entered into various operating leases for equipment. Future minimum payments under noncancellable operating leases for years ending December 31 are as follows:

                        1997                $150,674
                        1998                 155,146
                        1999                 155,865
                        2000                  39,316
                                          ------------
                                            $501,001
                                          ============

Rent expense in 1996 and 1995, under all operating leases, was approximately $168,000 and $179,000, respectively.

7. Private Placements

On June 25, 1991, the Company completed a private placement, for which D.H. Blair and Co. Inc. ("Blair") acted as placement agent, of $1,762,500 of its securities, consisting of $1,101,562 of Senior Secured Convertible Promissory Notes (the "Notes") convertible into Common Stock at $1.00 per share, 660,937 shares of common stock at $1.00 per share and 176,250 Class D warrants exercisable over a five-year term at $.88 per share (originally $2.00 per share) for 402,731 shares (originally 176,250 shares) of common stock. These securities had been sold pursuant to a Securities Purchase Agreement among the Company, the purchasers and Blair as purchasers' representative (the "Purchase Agreement"), in a total of 35.25 Units of $50,000 each, consisting of a $31,250 Note, 18,750 shares of common stock and 5,000 Class D warrants. The Company paid Blair a fee of $176,250 and expenses of $56,750 and issued to Blair, Class C warrants exercisable over a five-year term to purchase 228,571 shares (originally 200,000 shares) of common stock at $.88 (originally $1.00 per share). All of the Notes were converted or redeemed in 1992.

During the period commencing in June 1993 and ending in September 1993, the Company completed four separate private placements ("Private Placements"), of an aggregate of 1,843,873 shares of the Company's common stock at prices ranging from $1.10 to $1.15 per share for net proceeds of $2,039,925. The Company paid commissions in the amount of $35,075 to an individual, granted 100,000 shares of unregistered common stock and options to purchase an additional 425,000 shares of common stock at prices ranging from $1.31 to $3.47 per share, in consideration of services rendered in connection with the Private Placements.

8. Deferred Revenue

On December 27, 1993, the Company sold 100,000 shares (2.4% interest) of its subsidiary BCA Services, Inc. to Polaris Partners for the sum of $100,000 resulting in the Company recording such amount as deferred revenue. Pursuant to an exchange agreement dated April 6, 1995, the Company agreed to exchange the 100,000 shares of BCA Services, Inc. for 100,000 shares of BCAM International, Inc., at which time $99,000 of the deferred revenue was credited to paid-in surplus and $1,000 was credited to common stock.

9. Significant Customers

The Company generated a significant percentage of its revenue from a small number of customers. In 1996, revenue from three customers comprised approximately 74% of total revenue (38%, 18% and 18%). In 1995, revenue from four customers comprised approximately 62% of total revenue (29%, 12%, 11% and 10%).

At December 31, 1996, three customers accounted for approximately 84% of the Company's gross accounts receivable. Consistent with industry standards, receivables are generally payable within 90 to 120 days and collateral is not required.

10. Subsequent Events

On March 19, 1997 the Company entered into an agreement with another company (the "acquiree") to purchase all of the common stock of the acquiree for approximately $4,600,000. This commitment is contingent upon the Company obtaining the necessary financing to fund the purchase. The Company does not have any obligations under this agreement should management be unable to obtain this financing.

On January 15, 1997, the Company offered a minimum of 400,000 units, each consisting of one share of the Company's common stock and a non-redeemable Class AA warrant which entitles the holder to purchase one share of the Company's Common Stock at a price of $1.10 per share, until March 31, 1999. The offering was completed on March 28, 1997, and the Company sold 1,075,000 units for $1,075,000. The funds will be used for the advancement of various technologies as well as for working capital.

                                 DREW SHOE CORP
                                  BALANCE SHEET
                         AS OF JUNE 30, 1997 (UNAUDITED)

ASSETS

CURRENT ASSETS:
  CASH                                                             $    176,023
  NOTES AND ACCOUNTS RECEIVABLE-LESS ALLOWANCE FOR
    DOUBTFUL ACCOUNTS (1997-$66,460; 1996-$116,287)                   1,925,197
  INVENTORIES                                                         6,644,853
  PREPAID EXPENSES AND OTHER                                            102,879
                                                                   ------------
    TOTAL CURRENT ASSETS                                              8,848,952
                                                                   ------------

PROPERTY, PLANT AND EQUIPMENT-AT COST:
  LAND                                                                  100,000
  BUILDINGS AND IMPROVEMENTS                                            811,353
  MACHINERY AND EQUIPMENT                                             2,763,362
                                                                   ------------
    TOTAL                                                             3,674,715
  LESS ACCUMULATED DEPRECIATION                                       2,340,079
                                                                   ------------
    PROPERTY, PLANT AND EQUIPMENT-NET                                 1,334,636
                                                                   ------------

OTHER ASSETS:
  CASH SURRENDER VALUE OF LIFE INSURANCE-NET OF                          74,357
  POLICY LOANS (1997-$423,334; 1996-$499,460)
  INTANGIBLE PENSION ASSET                                               59,390
                                                                   ------------
  MISCELLANEOUS                                                         187,529
                                                                   ------------
    TOTAL OTHER ASSETS                                                  321,276

                                                                   ============
TOTAL                                                              $ 10,504,864
                                                                   ============
LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
  CURRENT PORTION OF LONG-TERM DEBT                                $  2,815,386
  ACCOUNTS PAYABLE                                                      675,878
  ACCRUED PAYROLL AND PAYROLL TAXES                                     281,838
  ACCRUED PENSION COSTS-CURRENT PORTION                                 246,823
  ACCRUED OTHER LIABILITIES                                             150,458
                                                                   ------------
    TOTAL CURRENT LIABILITIES                                         4,170,383

LONG-TERM DEBT - LESS CURRENT PORTION                                 1,113,266
ACCRUED PENSION COST-ADDITIONAL LIABILITY                               110,613

SHAREHOLDERS' EQUITY:
  COMMON STOCK-NO PAR VALUE; AUTHORIZED-1,711.3422 SHARES;
  ISSUED AND OUTSTANDING-1710 SHARES                                    127,156
  RETAINED EARNINGS                                                   5,034,669
                                                                   ------------
    TOTAL                                                             5,161,825
  EXCESS ADDITIONAL PENSION LIABILITY                                   (51,223)
                                                                   ------------
    TOTAL SHAREHOLDERS EQUITY                                         5,110,602

TOTAL                                                              $ 10,504,864
                                                                   ============

In the opinion of management, the unaudited financial statements include all normal recurring adjustments the Company considers necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles,

                                 DREW SHOE CORP
                              STATEMENTS OF INCOME
           FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                                                        1997            1996
                                              ----------------------------------
NET SALES                                             $7,773,892      $7,346,378

COST OF GOODS SOLD                                     4,709,086       4,611,994
                                              ----------------------------------
GROSS MARGIN                                           3,064,806       2,734,384
                                              ----------------------------------
OPERATING EXPENSES:
  SELLING                                              1,816,954       1,597,533
  GENERAL AND ADMINISTRATIVE                             915,245         853,321
                                              ----------------------------------
    TOTAL OPERATING EXPENSES                           2,732,199       2,450,854
                                              ----------------------------------

OPERATING INCOME                                         332,607         283,530

INTEREST EXPENSE (NET
  OF INTEREST INCOME)                                    153,351         121,151
                                              ----------------------------------

NET INCOME                                            $  179,256      $  162,379
                                              ==================================

In the opinion of management, the unaudited financial statements include all normal recurring adjustments the Company considers necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles,

                                 DREW SHOE CORP
                            STATEMENTS OF CASH FLOWS
            FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996 (UNAUDITED)

                                                          1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME                                                  $ 179,256   $ 162,379
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:
  DEPRECIATION AND AMORTIZATION                               118,480     106,401
  (INCREASE) IN NOTES AND ACCOUNTS RECEIVABLE                (366,575)   (198,296)
  DECREASE (INCREASE) IN INVENTORY                             49,180    (866,579)
  DECREASE IN PREPAID EXPENSES AND OTHER                       13,656       9,712
  INCREASE (DECREASE) IN ACCOUNTS PAYABLE                    (208,084)    433,201
  INCREASE (DECREASE) IN ACCRUED PAYROLL AND PAYROLL TAXES    (47,227)     29,182
  INCREASE IN PENSION EXPENSE                                  51,388     104,290
  INCREASE IN ACCRUED AND OTHER LIABILITIES                    68,529     116,608
                                                          -----------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                (141,397)   (103,102)
                                                          -----------------------

                                                          -----------------------
CASH FLOW FROM INVESTING ACTIVITIES-PROPERTY PURCHASED        (94,675)   (146,347)
                                                          -----------------------

CASH FLOW FROM FINANCING ACTIVITIES:
  NET PROCEEDS UNDER REVOLVER NOTE AGREEMENT                  973,000     229,681
  PROCEEDS FROM THE ISSUANCE OF LONG-TERM DEBT                             12,828
  PRINCIPAL PAYMENTS ON LONG-TERM DEBT                       (587,662)    (73,382)
  NET PROCEEDS FROM LOANS AGAINST THE CASH SURRENDER VALUE                142,848
    OF LIFE INSURANCE
  DISTRIBUTIONS TO SHAREHOLDERS                                           (55,560)
                                                          -----------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                 385,338     256,415
                                                          -----------------------

NET INCREASE IN CASH                                          149,266       6,966

CASH-BEGINNING OF PERIOD                                       26,757      27,659
                                                          -----------------------

CASH-END OF PERIOD                                          $ 176,023   $  34,625
                                                          =======================

In the opinion of management, the unaudited financial statements include all normal recurring adjustments the Company considers necessary for a fair presentation of such financial statements in accordance with generally accepted accounting principles,

DREW SHOE CORPORATION


UNAUDITED BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

ASSETS                                                        1996           1995
CURRENT ASSETS:
  Cash                                                   $     26,757   $     27,659
  Notes and accounts receivable - less allowance for
    doubtful accounts (1996 - $68,000; 1995 - $115,400)     1,558,622      1,991,761
  Inventories                                               6,694,033      5,982,321
  Prepaid expenses and other                                  116,536        141,531
                                                         ------------   ------------
           Total current assets                             8,395,948      8,143,272

PROPERTY, PLANT AND EQUIPMENT - At cost:
  Land                                                        100,000        100,000
  Buildings and improvements                                  865,325        828,676
  Machinery and equipment                                   2,614,715      2,395,964
                                                         ------------   ------------
           Total                                            3,580,040      3,324,640
  Less accumulated depreciation                             2,229,895      1,992,809
                                                         ------------   ------------
           Property, plant and equipment - net              1,350,145      1,331,831

OTHER ASSETS:
  Cash surrender value of life insurance - net of
    policy loans (1996 - $501,000; 1995 - $349,000)            69,074        189,821
  Intangible pension asset                                     59,390        296,052
  Miscellaneous                                               194,200        132,357
                                                         ------------   ------------
           Total other assets                                 322,664        618,230
                                                         ------------   ------------
TOTAL                                                    $ 10,068,757   $ 10,093,333
                                                         ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                      $  2,135,315   $  1,886,458
  Accounts payable                                            883,962        858,350
  Accrued payroll and payroll taxes                           329,065        368,574
  Accrued pension cost - current portion                      195,435         79,540
  Accrued other liabilities                                    75,022         31,081
                                                         ------------   ------------
           Total current liabilities                        3,618,799      3,224,003

LONG-TERM DEBT - Less current portion                       1,407,999      1,560,856

ACCRUED PENSION COST - Additional liability                   110,613        527,017

SHAREHOLDERS' EQUITY:
  Common stock - no par value; authorized - 1,711.3422
    shares; issued and outstanding - 1,710 shares             127,156        127,156
  Retained earnings                                         4,855,413      4,885,266
                                                         ------------   ------------
           Total                                            4,982,569      5,012,422
  Excess additional pension liability                         (51,223)      (230,965)
                                                         ------------   ------------
           Total shareholders' equity                       4,931,346      4,781,457
                                                         ------------   ------------
TOTAL                                                    $ 10,068,757   $ 10,093,333
                                                         ============   ============

See notes to financial statements.

DREW SHOE CORPORATION

UNAUDITED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                        1996             1995

NET SALES                                           $14,609,346      $13,646,926

COST OF GOODS SOLD                                    9,146,708        8,590,713
                                                    -----------      -----------
GROSS MARGIN                                          5,462,638        5,056,213
                                                    -----------      -----------
OPERATING EXPENSES:
  Selling                                             3,477,433        2,972,764
  General and administrative                          3,477,433        1,546,155
                                                    -----------      -----------
        Total operating expenses                      5,177,812        4,518,919
                                                    -----------      -----------
OPERATING INCOME                                        284,826          537,294

INTEREST EXPENSE (Net
  of interest income)                                   259,119          253,692
                                                    -----------      -----------
NET INCOME                                          $    25,707      $   283,602
                                                    ===========      ===========

See notes to financial statements.

DREW SHOE CORPORATION

UNAUDITED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                                    Excess
                                                Common Stock                      Additional         Total
                                                Outstanding         Retained        Pension      Shareholders'
                                              Shares    Amount      Earnings       Liability        Equity
BALANCE, DECEMBER 31, 1994                    1,710    $127,156    $ 4,853,464                   $ 4,980,620

Net income                                                             283,602                       283,602
Change in excess of additional pension
liability
  over recognized intangible pension asset                                         $(230,965)       (230,965)
Distributions to shareholders                                         (251,800)                     (251,800)
                                              -----    --------    -----------     ---------     -----------

BALANCE, DECEMBER 31, 1995                    1,710     127,156      4,885,266      (230,965)      4,781,457

Net income                                                              25,707                        25,707
Change in excess of additional pension
liability
  over recognized intangible pension asset                                           179,742         179,742
Distributions to shareholders                                          (55,560)                      (55,560)
                                              -----    --------    -----------     ---------     -----------


BALANCE, DECEMBER 31, 1996                    1,710    $127,156    $ 4,855,413     $ (51,223)    $ 4,931,346
                                              =====    ========    ===========     =========     ===========

See notes to financial statements.

DREW SHOE CORPORATION

UNAUDITED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                 1996       1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $  25,707   $ 283,602
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation and amortization                               247,978     227,088
    Decrease (increase) in notes and accounts receivable        433,139    (312,845)
    Increase in inventories                                    (711,712)   (276,645)
    Decrease (increase) in prepaid expenses and other            83,899     (51,089)
    Increase in accounts payable                                 25,612     222,689
    Increase (decrease) in accrued payroll and payroll taxes    (39,509)     37,366
    Increase (decrease) in accrued pension expense              115,895     (23,567)
    Increase (decrease) in accrued other liabilities             43,941     (18,049)
                                                              ---------   ---------

           Net cash provided by operating activities            224,950      88,550
                                                              ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES - Property purchased      (266,292)   (232,117)
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds under revolver note agreement                    218,123     396,357
  Proceeds from issuance of long-term debt                       21,308     450,132
  Principal payments on long-term debt                         (143,431)   (526,653)
  Distributions to shareholders                                 (55,560)   (157,800)
                                                              ---------   ---------

         Net cash provided by financing activities               40,440     162,036
                                                              ---------   ---------

NET INCREASE (DECREASE) IN CASH                                    (902)     18,469

CASH - BEGINNING OF YEAR                                         27,659       9,190
                                                              ---------   ---------

CASH - END OF YEAR                                            $  26,757   $  27,659
                                                              =========   =========
SUPPLEMENTAL DISCLOSURES:

  .  Cash paid during the year for interest                   $ 328,540   $ 358,296
                                                              =========   =========
  .  Non-cash transactions:
      Change in additional pension liability recorded as:
          Increase (decrease) in intangible pension asset     $(236,662)  $ 123,951
          Decrease (increase) in shareholders' equity          (179,742)    230,965
                                                              ---------   ---------

          Total                                               $(416,404)  $ 354,916
                                                              =========   =========

      Shareholders' receivables offset against distributions              $  94,000
                                                                          =========

See notes to financial statements.

DREW SHOE CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Operations - The Company manufactures, imports, and distributes women's and men's shoes for sale to independent retailers and through Company owned retail operations throughout the United States.

      Cash - Substantially all of the Company's cash is maintained in one banking institution.

      Inventories - Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market. Inventories at December 31, 1996 and 1995 are summarized as follows:

                                               1996            1995

          Raw materials                     $  858,907      $  740,917
          Work-in-process                      988,714         897,528
          Finished goods                     4,846,412       4,343,876
                                            ----------      ----------

          Total inventories                 $6,694,033      $5,982,321
                                            ==========      ==========

      Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method based on the following estimated useful lives of the assets:

                                                           Estimated
              Asset Description                          Useful Lives

          Buildings and improvements                     10 - 35 years
          Machinery and equipment                         5 - 13 years

      Pension Plans - The Company has two non-contributory, defined benefit pension plans covering substantially all employees. Benefits under the plan covering non-union employees are based on average monthly compensation and years of service. Benefits under the plan covering union employees are based on years of service. The Company's policy is to make contributions to the plans sufficient to meet minimum funding requirements.

      The provisions of Statement of Financial Accounting Standards No. 87 (SFAS No. 87), "Employers' Accounting for Pensions," require recognition in the balance sheet of an additional minimum liability and related intangible asset for pension plans with accumulated benefits in excess of plan assets. This resulted in the recognition at December 31, 1996 and 1995 of an additional liability of $110,613 and $527,017 respectively. SFAS No. 87 provides that the intangible asset cannot exceed the amount of unrecognized prior service costs. At December 31, 1996 and 1995 an intangible asset of $59,390 and $296,052 was recognized, with the remaining balance of $51,223 and $230,965, respectively, recorded as a reduction of shareholders' equity.

      Income Taxes - The Company is treated as an S Corporation for income tax purposes. Accordingly, net income of the Company is generally included directly in the income tax returns of the Company's shareholders and is not taxable to the Company.

      Revenue Recognition - Revenue from wholesale product sales is recognized at the time products are shipped. Revenue from retail product sales through Company owned retail operations is recognized at the point of sale.

      Advertising Expense - The Company expenses advertising costs as they are incurred. Advertising expense was $365,000 and $364,000 for the years ended December 31, 1996 and 1995, respectively.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications - Certain 1995 financial statement amounts have been reclassified to conform with the 1996 presentation.

2.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                           December 31,
                                                                         1996        1995
Revolver note, prime (8.25% and 8.5% at December 31, 1996
  and 1995) interest payable monthly, principal due August 1997
  collateralized by substantially all of the Company's assets         $1,462,253  $1,244,130
Mortgage note, prime plus .25% interest (total of  8.50% and
   8.75% at December 31, 1996 and 1995), due in monthly
   installments through February 2000, collateralized by real estate     395,000     427,500
Bankers acceptance - effective interest rate of 7.25% and 7.5%, at December 31, 1996 and 1995, due and paid through
  additional borrowing on the revolver note March 1997,
  collateralized by substantially all of the Company's assets            500,000     500,000
Note payable - former shareholder, prime (8.25% and 8.5% at
  December 31, 1996 and 1995) interest, renewable every
  January 1 for an additional 12 months, unsecured                       213,869     213,869
Debentures - former shareholders, 10%, due in monthly
  installments, maturing at various dates through
  July 2002, unsecured                                                   943,476   1,054,408
Other                                                                     28,716       7,407
                                                                      ----------  ----------
      Total                                                            3,543,314   3,447,314
Less current portion                                                   2,135,315   1,886,458
                                                                      ----------  ----------
Long-term debt - less current portion                                 $1,407,999  $1,560,856
                                                                      ==========  ==========

      Borrowings not to exceed $2,750,000 are available under the revolver note based on certain asset balances of the Company. Unused available borrowings at December 31, 1996 were approximately $405,000. The borrowing base and available borrowings may be changed by the lender at any time upon 30 days written notice to the Company.

      The $213,869 note payable to a former shareholder was renewed as of January 1, 1997. Accordingly, such note is classified as noncurrent at December 31, 1996.

      Certain of the loan agreements contain various restrictive covenants including net worth and working capital requirements, cash flow ratio, limitations on additional borrowings and officers' salaries, and limits annual distributions to shareholders to an amount necessary to provide for the annual income tax liabilities of the shareholders with respect to their share of the income of the Company. The Company was in violation of certain of the covenants during 1996. The Bank has waived compliance through March 31, 1997, after which time the Company expects to be in compliance. See also Note 5.

      Maturities of long-term debt are as follows:

         Year ending December 31:
          1997                                              $2,135,315
          1998                                                 395,777
          1999                                                 197,505
          2000                                                 487,499
          2001                                                 200,087
          Thereafter                                           127,131
                                                            ----------
         Total                                              $3,543,314
                                                            ==========

3.    PENSION PLANS

      A summary of the components of net periodic pension cost follows:

                                               Year Ended December 31,
                                                  1996         1995

          Service cost                         $ 135,590    $  80,498
          Interest                               144,279       94,746
          Actual return on plan assets           (45,938)     (90,671)
          Amortization and deferral              (12,643)      74,909
                                               ---------    ---------
          Net pension cost                     $ 221,288    $ 159,482
                                               =========    =========

      The following table sets forth the funded status and amounts recognized in the balance sheets at December 31, 1996 and 1995:

                                                             1996          1995
Actuarial present value of benefit obligations:
  Vested benefit obligation                              $ 1,656,830   $ 1,773,117
                                                         ===========   ===========
  Accumulated benefit obligation                         $ 1,741,296   $ 1,834,083
                                                         ===========   ===========
Plan assets at fair value                                $ 1,385,401   $ 1,391,161
Actuarial present value of projected benefit obligation    2,077,163     2,062,020
                                                         -----------   -----------
Projected benefit obligation greater than plan assets       (691,762)     (670,859)
Unrecognized net loss                                        244,513       295,267
Unrecognized transition liability, net of amortization       149,054       174,595
Unrecognized prior service cost                              102,760       121,457
Additional minimum liability                                (110,613)     (527,017)
                                                         -----------   -----------
     Total accrued pension liability                        (306,048)     (606,557)
Less current portion                                         195,435        79,540
                                                         -----------   -----------
Long-term portion - representing additional liability    $  (110,613)  $  (527,017)
                                                         ===========   ===========

      Significant assumptions used in the accounting for the defined benefit plans were as follows:

                                                                 December 31,
                                                              1996          1995

          Discount rate                                       7%            7%
          Rate of increase in compensation levels             4%            4%
          Expected long-term rate of return on assets         8.25%         8%

      The plans' assets at December 31, 1996 and 1995 are invested in an annuity investment fund, certificates of deposit, insurance contracts, and interest bearing cash accounts.

4.    LEASE COMMITMENTS

      The Company leases retail space and certain machinery and equipment under operating leases that expire through 2001. Rent expense relating to operating leases was $358,000 and $223,000, respectively, for the years ended December 31, 1996 and 1995.

      The following is a summary of future minimum rental payments required under non-cancelable operating leases:

          Year ending December 31:
           1997                                               $225,542
           1998                                                149,714
           1999                                                 66,564
           2000                                                 15,010
           2001                                                  1,452
                                                              --------
          Total                                               $458,282
                                                              ========

5.    SUBSEQUENT EVENT

      On March 20, 1997, the shareholders of the Company entered into an agreement, subject to certain conditions, to sell all shares of the Company held by them. Two of the conditions prior to closing the sale, are an amendment of the non-union pension plan to suspend the accrual of any additional future benefits to employees covered by the plan, and the refinancing of the Company's revolver note (see Note 2).

                                   * * * * * *

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 721 through 725 of the New York Business Corporation Law provide that New York corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in such actions, suits or proceedings. Article Seventh of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company generally in accordance with New York law.

     Section 721 of the New York Business Corporation Law permits a corporation to enter into agreements with its directors and officers providing for indemnification for actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in such actions, suits or proceedings, provided, however, that no such indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Pursuant to such authority, the Company has entered into an agreement with each of its current directors indemnifying them to the maximum extent permitted by Section 721. The agreement provides for the indemnification of these individuals against any and all civil or criminal actions or proceedings brought as a result of such individual being a director or officer of the Company and any judgments and amounts paid in settlement costs and expenses, including reasonable attorneys fees. No indemnification may be made, however, if a judgment or final adjudication establishes that the individual committed acts in bad faith or with deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained financial profit or other advantage to which he was not legally entitled. Such indemnification shall be made only by the Board acting with a quorum consisting of directors who are not parties to the action in question, or by independent legal counsel, or by the stockholders and in all cases only after a finding that the applicable standard of conduct has been met.

     Under Section 722(a), the corporation may indemnify any director or officer in any action (other than an action by or in the right of the corporation) brought against him by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation. Indemnification may be given for judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer is shown to have acted in good faith, in furtherance of a purpose believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, to have had no reason to believe such conduct was unlawful.

     Section 722(c) of the New York Business Corporation Law provides for permissive indemnification by the corporation of directors and officers, sued by or in the right of the corporation, against reasonable expenses including attorney's fees unless the director or officer is found to have breached his duty to the corporation under Section 717 or Section 715(h) of the Business Corporation Law, respectively. Amounts paid under this section may not include amounts paid in settlement of a threatened or pending action and expenses incurred in defense of a threatened action or settlement of a pending action without court approval.

     Indemnification may be by court order under Section 724 or by approval of the corporation in the manner set forth in the statute. Under Section 723(a), success on the merits or otherwise entitles the director or officer to indemnification under Section 722. If not wholly successful, indemnification shall be made by the corporation only if a quorum of the board, not including parties to the action, finds that the standards of Section 722 have been met. If a quorum cannot be obtained, approval may be by the board upon (i) the opinion of independent legal counsel or (ii) a determination by the stockholders that the standards of conduct have been met by the director or officer. Expenses may be paid in advance if authorized by one of the methods discussed above. Under
Section 724, if the corporation fails to provide indemnification, the director or officer may apply to the court and may receive indemnification to the extent authorized under Section 722. Expenses may also be advanced if the court finds the defendant director or officer to have raised genuine issues of fact or law. Expenses advanced must be repaid to the corporation if (i) the director or officer has not met the applicable standard which entitles him to indemnification or (ii) if he has been paid in excess of the amount to which he is entitled. Indemnification may not be made if it is inconsistent with the corporation's certificate, by-laws, board resolutions or agreements or a condition imposed by the court in approving a settlement.

     The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends, and transactions from which the director personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 2. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with this offering are as follows:

Accounting fees and expenses............................................$20,000

Legal fees and expenses.................................................$20,000

Printing and Miscellaneous expenses.....................................$ 5,000
                                                                        -------

TOTAL...................................................................$45,000
                                                                        =======

ITEM 3.  RECENT FINANCINGS

Since December of 1996, the Company has completed the following financings for working capital purposes:

     MARCH 1997 PRIVATE PLACEMENT On March 31, 1997, the Company completed a private placement of 1,075,000 units at a purchase price of $1.00 per unit. Each unit consists of one share of Common Stock and a Non-Redeemable Class AA Warrant which entitles the holder to purchase one share of the Common Stock until March 31, 2002 at an exercise price of $.65 per share.

     JULY 1997 PRIVATE PLACEMENT In July 1997, the Company completed the first $500,000 tranche of a $1,500,000 offering of shares of Convertible Series A Preferred Stock of BCA Services Inc., the Company's wholly-owned subsidiary. The Company expects to complete the second $500,000 tranche by September 8, 1997. Provided that certain conditions are satisfied, a third tranche is available to the Company, at its option. Each share of Convertible Series A Preferred Stock is convertible into the Company's Common Stock at any time during a one year period following the closing date at a conversion price equal to the lower of
(i) 70% of the average closing bid price of Common Stock as reported by the NASDAQ SmallCap Market over the three day trading period ending on the day preceding the conversion date, or (ii) $.9375 per share.


ITEM 4.  EXHIBITS.

3.1         Restated Certificate of Incorporation(1)
3.2         Restated and Amended By-Laws(1)
3.3         Amendment to Certificate of Incorporation(12)
3.4         Amendment to Certificate of Incorporation of BCA Services, Inc.(16)
4.5         Underwriter's Unit Purchase Option(4)
4.6         Finder's Unit Purchase Option(4)
4.7         Warrant Agreement(4)
4.8         Form of Senior Secured Convertible Promissory Note(5)
4.9         Form of Class C Common Stock Purchase Warrant(5)
4.10        Form of Class D Common Stock Purchase Warrant(5)
4.11        Revised Form of Amendment No. 1 to Warrant Agreement(7)
4.12        Revised Form of Class E Common Stock Purchase Warrant(7)
5.13        Opinion of Rivkin, Radler & Kremer (14)
5.14        Opinion of Ruskin, Moscou, Evans & Faltischek P.C. (16)
10.15       Stock Redemption Agreement(1)
10.16       1989 Stock Option Plan(1)
10.17       Employment Agreement with Dr. Clifford M. Gross(1)

10.18       Employment Agreement with Arthur Fein (1)
10.19       Bridge Warrant(1)
10.20       Bridge Note and Related Loan Agreement(1)
10.21       Consulting Agreement with Lear Siegler Seating Corporation(1)
10.22       Extension Agreement to Redemption Agreement (Exhibit 10.1)
10.23       Consulting Agreement dated August 1, 1988 with NRC Resources Group,
            Inc.(1)
10.24       General Release of NRC Resources Group, Inc.(1)
10.25 Mortgage Note and Related Loan Agreement and Mortgage and Security Agreement(1)
10.26       Second Extension Agreement to Redemption Agreement(4)
10.27       Merger and Acquisition Agreement with D.H. Blair & Co., Inc.(4)
10.28       1989 Nonstatutory Stock Option Plan(2)
10.29       Consulting Agreement with D.H. Blair & Co., Inc.(4)
10.30       Consulting Agreement with Steelcase, Inc.(2)
10.31       License and Manufacturing Agreement with MicroComputer Accessories,
            Inc.(4)
10.32       Employment Agreement with Cynthia Roth(4)
10.33       Employment Agreement with Kenneth Goodman(4)
10.34       Form of Employment Agreement with Ava Stern(4)
22.35       Form of Employment Agreement with William Sirois(4)
10.36       Lease Of Premises at 1800 Walt Whitman Road, Melville, New York(4)
10.37 Consulting Agreement dated as of February 1, 1990 with NRC Resources Group, Inc.(4)
10.38       Underwriting Agreement (for IPO) with D.H. Blair & Co., Inc.(4)
10.39 Securities Purchase Agreement dated June 25, 1991 among the Company, the Purchasers and D.H. Blair & Co., Inc.(5)
10.40 Security Agreement dated as of June 25, 1991 between the Company and D.H. Blair & Co., Inc., as Purchasers' Representative(5)
10.29 Employment Agreement dated as of June 20, 1991 between David A. Deutsch and the Company(5)
10.30       Letter of Understanding between Kenneth A. Goodman and the
            Company(5)
10.31 Employment Agreement dated as of August 1, 1991 between Joel Sher and the Company(5)
10.32       Amendment to 1989 Stock Option Plan(5)
10.33       Distributor Agreement with Techexport, Inc.(3)
10.34 Partnership Agreement dated December 28, 1992 for Ergonomics Solutions Group (ESG)(8)
10.35       License Agreement dated December 28, 1992, between the Company and
            ESG(8)
10.36 Development and Licensing Agreement dated March 5, 1993 between the Company and McCord Winn Textron, Inc.(8)
10.37 Agreement dated August 22, 1992 between the Company and PT Industries Pesawat Terbang Nusantra (IPTN)(8)
10.38       Further Amendments to 1989 Stock Option Plan(8)
10.39 Amendment to Development and Licensing Agreement dated October 27, 1993 between the Company and McCord Winn Textron(9)
10.40       Investors Consulting Agreement with Strategic Growth International
            Inc.(9)
10.41 Agreement dated December 22, 1993 between the Company and PT Industries Pesawat Terbang Nusantra (IPTN)(9)
10.42 Agreement dated September 29, 1993 between the Company, McCord Winn Textron, Inc. and Lear Seating Company(9)
10.43 Development and Licensing Agreement dated January 4, 1994 between the Company and Reebok International Ltd.(9)
10.44 License Agreement dated September 28, 1994 between the Company and Lumex, Inc.(10)
10.45 Employment Agreement dated October 13, 1994 between Michael Strauss and the Company(10)
10.46 Letter Agreement dated February 15, 1996, between the Company and McCord Winn Textron, Inc. to extend the Development and License Agreement dated March 5, 1993(13)
10.47 Amendment to Employment Agreement between Michael Strauss and the Company(12)
10.48       1995 Stock Option Plan(12)
10.49 Amendment letter of agreement dated August 15, 1996 between the Company and McCord Winn Textron, Inc.(15)
10.50 Letter of agreement terminating the September 28, 1994, Development and License Agreement between the Company and Lumex, Inc.(15)
10.51 Letter of Agreement with Josephberg & Grosz to provide the Company investment banking services(15)
10.52 Stock Purchase Agreement between the Company and the owners of Drew Shoe Corporation(15)
10.53       Private Placement Memorandum dated January 15, 1997(16)

10.54       Registration Rights Agreement dated July 15, 1997(16)
10.55 Consulting agreement with Strategic Growth International dated October 4, 1996(16)
10.56       Consulting agreement with R.J. Falkner & Co.(16)
10.57       Consulting agreement with .Deltasite Communications Corp(16)
10.58       Consulting agreement with Imin Kao(16)
10.59 Letters of agreement with Charles Schuyler and Frank Shyjka dated July 23, 1997 extending the deadline for the closing of the Drew Shoe Acquisition as outlined in the Purchase Agreement dated March 20, 1997 from March 28, 1997 to September 15, 1997(16)
21.00       Subsidiaries of the Company(11)
24.1        Consent of Rivkin, Radler & Kremer - included in Exhibit 5.1(14)
24.2        Consent of Ernst & Young LLP(14)
24.3        Consent of Ernst & Young LLP(16)
25.1        Power of Attorney executed by Robert P. Wong(14)
25.2        Power of Attorney executed by Julian H. Cherubini(14)
25.3        Power of Attorney executed by Lawrence N. Cohen(14)
25.4        Power of Attorney executed by Joel L. Gold(14)
25.5        Power of Attorney executed by Glenn F. Santmire(14)

-------

(1) Filed as an Exhibit to Registrant's Registration Statement on Form S-18 (file no. 33-31282) and incorporated herein by reference thereto.
(2) Filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (file no. 0-18109) and incorporated herein by reference thereto.
(3) Filed as part of Item 14 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (file no. 0-18109) and incorporated herein by reference thereto.
(4) Filed as an Exhibit to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(5) Filed as an Exhibit to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(6) Filed as an Exhibit To Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(7) Filed as an Exhibit to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(8) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 (file no. 0-18109) and incorporated herein by reference thereto.
(9) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 (file no. 0-18109) and incorporated by reference thereto.
(10) Filed as an Exhibit to Registrant's Form 10-QSB/A filed December 5, 1994 amending the Form 10-QSB for the quarterly period ended September 30, 1994 (file no. 0-18109) and incorporated by reference thereto.
(11) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 (file no. 0-18109) and incorporated by reference thereto.
(12) Filed as an Exhibit to Registrant's Form 10-QSB for the quarterly period ended June 30, 1995 (file no. 0-18109) and incorporated by reference thereto.
(13) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (file no. 0-18109) and incorporated by reference thereto.
(14) Filed as an Exhibit to Post-Effective Amendment No. 7 on Form SB-2 to Registrant's Registration Statement on Form S-1 (file no. 33-38204) and incorporated herein by reference thereto.
(15) Filed as an Exhibit to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (file no. 0-18109) and incorporated by reference thereto.
(16)        Filed herewith.

ITEM 5. UNDERTAKINGS.

      Undertakings Required by Regulation S-B, Item 512 (a):

            THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

                        (ii) to reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any additional or changed material information on the plan of distribution.

                  (2) That, for determining liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

      Undertaking Required by Regulation S-B, Item 512 (e):

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 13 on Form SB-2 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Suffolk, State of New York, on the 4th day of September, 1997

                                        BCAM INTERNATIONAL, INC.


                                        By: /s/ Michael Strauss
                                           --------------------------------
                                           Michael Strauss
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE               DATE
          ---------                               -----               ----

PRINCIPAL EXECUTIVE OFFICER:


/s/ Michael Strauss      Michael Strauss       Chairman of     September 4, 1997
-------------------------                      the Board,
                                               President,
                                               Chief Executive
                                               Officer and
                                               Director

PRINCIPAL FINANCIAL OFFICER:


/s/ Robert P. Wong       Robert P. Wong       Vice Chairman    September 4, 1997
-------------------------                     of the Board,
                                              Chief Technology
                                              Officer, Acting
                                              Chief Financial
                                              Officer, Acting
                                              Secretary, and
                                              Acting Treasurer

ADDITIONAL DIRECTORS:


\s\ Norman B. Wright     Norman B. Wright     Director, Vice   September 4, 1997
-------------------------                     Chairman of
                                              the Board, and
                                              President and
                                              CEO of the
                                              HumanCAD(R)
                                              division


\s\ Julian H. Cherubini  Julian H. Cherubini  Director         September 4, 1997
-------------------------


\s\Joel L. Gold          Joel L. Gold         Director         September 4, 1997
-------------------------


 \s\Sandra Meyer         Sandra Meyer         Director         September 4, 1997
-------------------------


\s\Glenn F. Santmire     Glenn F. Santmire    Director         September 4, 1997
-------------------------

                                  EXHIBIT INDEX

Exhibit           Description                                           Page No.
-------           -----------                                           --------

3.4               Amendment to Certificate of Incorporation of BCA
                  Services, Inc.

5.14              Opinion of Ruskin, Moscou, Evans & Faltischek P.C.

10.53             Private Placement Memorandum dated January 15, 1997

10.54             Registration Rights Agreement dated July 15, 1997

10.55             Consulting agreement with Strategic Growth
                  International dated October 4, 1997

10.56             Consulting agreement with R.J. Falkner & Co

10.57             Consulting agreement with Deltasite Communications
                  Corp.

10.58             Consulting agreement with Imin Kao

10.59 Letters of agreement with Charles Schuyler and Frank Shyjka dated July 23, 1997 extending the deadline for the closing of the Drew Shoe Acquisition as outlined in the Purchase Agreement dated March 20, 1997 from March 28, 1997 to September 15, 1997

24.3              Consent of Ernst & Young LLP